Exhibit 10.3

MASTER REPURCHASE AGREEMENT

Dated as of June 27, 2014

by and between

PARLEX 7 FINCO, LLC,

as Seller,

and

METROPOLITAN LIFE INSURANCE COMPANY,

as Buyer

ii

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties

ANNEX II	Wire Instructions of Buyer and Seller

EXHIBIT I-A	Form of Transaction Request

EXHIBIT I-B	Form of Confirmation

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III	Underwriting/Due Diligence Checklist

EXHIBIT IV	Form of Compliance Certificate

EXHIBIT V	Form of Power of Attorney

EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Assets

EXHIBIT VII	Representations and Warranties Regarding Senior Interests

EXHIBIT VIII	Representations and Warranties Regarding Mezzanine Loans

EXHIBIT IX	Organizational Chart

EXHIBIT X	Form of Redirection Letter

EXHIBIT XI	Form of Bailee Letter

SCHEDULE I	Prohibited Transferees

iii

This MASTER REPURCHASE AGREEMENT (this “Agreement”) is dated as of June 27, 2014, by and between PARLEX 7 FINCO, LLC, a Delaware limited liability company (“Seller”) and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Buyer”).

1.	APPLICABILITY

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer certain Eligible Assets (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Assets at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes, exhibits or schedules identified herein as applicable hereunder.

2.	DEFINITIONS

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall have the meaning specified in Section 24(a) of this Agreement.

“A-Note” shall mean a mortgage loan evidenced by a senior Mortgage Note secured by a Mortgage that also secures (i) additional pari passu notes or (ii) B-Notes that are subordinate in right of payment to such A-Note, in each case pursuant to the related intercreditor agreement or co-lender agreement approved by Buyer in its sole and absolute discretion as of the Purchase Date.

“Accelerated Repurchase Date” shall have the meaning specified in Section 14(b)(i) of this Agreement.

“Accepted Servicing Practices” shall have the meaning given to such term in the Servicing Agreement.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement” shall mean this Master Repurchase Agreement, dated as of June 27, 2014 by and between Seller and Buyer, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Alternative Rate” shall have the meaning specified in Section 3(g) of this Agreement.

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

“Applicable Spread” shall have the meaning specified in the Fee Letter.

“Appraisal” shall mean an appraisal of the related Mortgaged Property from an Independent Appraiser, complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, conducted in accordance with the standards of the American Appraisal Institute and in form and substance acceptable to Buyer.

“Appraised Value” shall mean the as-is value of the underlying Mortgaged Property relating to a Purchased Asset, as determined by Buyer as of the Purchase Date based on (but not necessarily equal to) the most recent Appraisal delivered by Seller to Buyer pursuant to the terms of this Agreement.

“Approved Exception Report” shall mean, with respect to any Purchased Asset, any Exception Report furnished by Seller to Buyer and approved by Buyer in its discretion prior to the related Purchase Date.

“Assignment of Leases” shall mean, with respect to any Mortgaged Property, an assignment of leases under the related Mortgage, or a separate assignment of leases, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein such Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

“Assumed Obligations” shall mean (a) with respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller pursuant to the Purchased Asset Documents, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the Purchased Asset Documents, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under the Purchased Asset Documents to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“Authorized Representative of Seller” shall mean each of the natural persons listed on Exhibit II, as such Exhibit II may be updated by Seller by written notice to Buyer.

“Available Income” shall mean, all Income other than the Underlying Purchased Asset Reserves.

“B-Note” shall mean a Mortgage Note secured by a Mortgage that also secures an A-Note that is senior in right of payment to such B-Note pursuant to the related intercreditor or co-lender agreement.

“Bailee” shall mean Ropes & Gray LLP or any other law firm reasonably acceptable to Buyer that has delivered at Seller’s request a Bailee Letter with respect to any Purchased Asset.

“Bailee Letter” shall mean a letter from Seller and acknowledged by Bailee and Buyer substantially in the form attached hereto as Exhibit XI, pursuant to which the Bailee (i) agrees to issue a Bailee Trust Receipt upon taking possession of the Purchased Asset Documents identified in such Bailee Letter, (ii) confirms that it is holding the Purchased Asset Documents as bailee for the benefit of Buyer under the terms of such Bailee Letter, and (iii) agrees that it shall deliver such Purchased Asset Documents to the Custodian, or as otherwise directed by Buyer in writing, by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Asset.

“Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Buyer in accordance with and substantially in the form contained in the Bailee Letter confirming the Bailee’s possession of the Purchased Asset Documents listed thereon.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or replaced from time to time.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or commercial banks in the States of New York, Kansas, Pennsylvania or Minnesota are authorized or obligated by law or executive order to be closed. When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in London, England are closed for interbank or foreign exchange transactions.

“Buyer” shall mean Metropolitan Life Insurance Company, or any successor or permitted assign.

“Buyer Future Funding Advance Amount” shall mean, with respect to any Purchased Asset, the Maximum Purchase Price Percentage multiplied by the then unfunded Future Funding Amount.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Management Account” shall mean a segregated non-interest bearing account, in the name of Seller, for the benefit of Buyer, established at Depository and subject to the Cash Management Account Control Agreement.

“Cash Management Account Control Agreement” shall mean the deposit account control agreement, dated as of the date hereof, among Depository, Seller and Buyer relating to the Cash Management Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Change of Control” shall mean if either: (a) a transfer, whether directly or indirectly, of all or substantially all of Guarantor’s assets (excluding any transfer in connection with any securitization transaction or sale of mortgage loans or sale of real estate owned and real estate investments in the ordinary course of Guarantor’s business) to any Person other than an Affiliate of Guarantor; (b) the consummation of a merger or consolidation of Guarantor with or into another entity or a reorganization of Guarantor pursuant to which Guarantor is not the surviving entity following such merger, consolidation or reorganization; (c) any “person” or “group” within the meaning of Section 13(d) or 14(d) of the 1934 Act shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), of twenty percent (20%) or more other than Affiliates of Guarantor, related funds of The Blackstone Group L.P., or, so long as the Guarantor maintains its status as a publicly traded REIT, to the extent such interests are obtained through public market offering or secondary market trading; (d) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Capital Stock of Pledgor; or (e) Pledgor shall cease to own and control directly, of record and beneficially, one hundred percent (100%) of each class of outstanding Capital Stock of Seller.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the property pledged pursuant to Sections 6(a) and 6(d) of this Agreement and the equity ownership interests in Seller pledged pursuant to the Pledge and Security Agreement.

“Collection Period” shall mean (i) with respect to the first Remittance Date, the period beginning on and including the Closing Date and continuing to and including the calendar day immediately preceding such Remittance Date, and (ii) with respect to each subsequent Remittance Date, the period beginning on and including the immediately preceding Remittance Date and continuing to and including the calendar day immediately preceding the following Remittance Date.

“Commitment Fee” shall have the meaning specified in the Fee Letter.

“Concentration Limit” shall mean (a) with respect to each Purchased Asset that is a Senior Interest, the limit on the Maximum Purchase Price for such Purchased Asset on each Business Day, which limit shall be twenty five percent (25%) of the Facility Amount, and (b) with respect to all Purchased Assets that are Senior Interests, the limit on the aggregate Maximum Purchase Price for such Purchased Assets on each Business Day, which limit shall be fifty percent (50%) of the Facility Amount.

“Connection Income Taxes” shall mean “Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes.

“Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and affairs of a Person, including investment decisions, whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto. For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of June 27, 2014, by and among Custodian, Seller and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Delivery Certificate” shall mean the custodial delivery certificate delivered by Seller pursuant to Section 7 of this Agreement substantially in the form attached to the Custodial Agreement as Annex 1 thereto.

“Custodian” shall mean U.S. Bank National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Depository” shall mean PNC Bank, National Association, or any successor Depository appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Diligence Material” shall mean, collectively, (i) the Underwriting/Due Diligence Package furnished by Seller to Buyer, and (ii) any other diligence materials delivered by Seller to Buyer in connection with Buyer’s review of any New Asset, whether pursuant to a Supplemental Due Diligence List or otherwise.

“Early Facility Termination Date” shall have the meaning specified in Section 3(f) of this Agreement.

“Early Repurchase” shall have the meaning specified in Section 3(d)(ii) of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Section 3(d)(ii) of this Agreement.

“Eligible Assets” shall mean Whole Loans, Mezzanine Loans originated in connection with a Whole Loan that Seller is simultaneously selling to Buyer in a single Transaction hereunder, and Senior Interests (i) originated or acquired by Seller, (ii) having a final legal maturity date of no more than five (5) years from the Purchase Date and (iii) approved by Buyer in its sole and absolute discretion. For the avoidance of doubt, “Eligible Assets” shall not include Whole Loans, Mezzanine Loans or Senior Interests that (a) as of the related Purchase Date, are delinquent, defaulted or non-performing, or were rejected for inclusion in a securitization, or (b) are secured by first liens on land, condominiums, student housing, self storage, medical office or research and development facilities or healthcare related properties, unless, in any such instance, Buyer shall have approved such Whole Loan, Mezzanine Loan or Senior Interest as an Eligible Asset, in Buyer’s sole and absolute discretion.

“Eligible Assignee” shall mean (i) prior to the occurrence and continuance of an Event of Default, any Person that is a Qualified Transferee and is not a Prohibited Transferee and (ii) after the occurrence and continuance of an Event of Default, any Person.

“Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $500,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of $100,000,000 and (ii) is regularly engaged in the business of making or owning (including indirectly through REMIC bonds and/or securitizations) commercial real estate loans or interests therein (including, without limitation, B-Notes, participations and mezzanine loans with respect to commercial real estate) or owning and operating commercial properties.

“Environmental Law” shall mean, any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Section 14(a) of this Agreement.

“Exception Report” shall mean a written list prepared by Seller and delivered to Buyer prior to the Purchase Date with respect to any Purchased Asset, specifying in reasonable detail, all exceptions of which Seller has Knowledge to the representations and warranties set forth in Exhibit VI, Exhibit VII and Exhibit VIII, as applicable, relating to such Purchased Asset.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or such other recipient: (a) Taxes imposed on or measured by net income or net worth or similar Taxes imposed in lieu of net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer (or such other recipient) being organized under the laws of, or having its principal office or the office from which it books the Transaction located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer (or such other recipient) pursuant to a law in effect on the date on which such Person (i) becomes a party to this Agreement or (ii) changes the office from which it books the Transaction, except to the extent that, pursuant to Sections 3(l) and 3(m) of this Agreement, such Taxes were payable to such party’s assignor immediately before such party acquired an interest hereunder or to such Buyer immediately before it changed its lending office, (c) Taxes attributable to such Buyer’s failure to comply with Section 3(p), Section 19(c) and Section 23 of this Agreement, and (d) any U.S. federal withholding Taxes imposed under FATCA

“Extension Fee” shall have the meaning specified in the Fee Letter.

“Facility Amount” shall mean (i) prior to the Initial Facility Termination Date, $500,000,000 and (ii) at all times after Seller exercises its first Facility Extension Option in accordance with Section 3(e) of this Agreement, the aggregate Maximum Purchase Price for all Purchased Assets as of the Initial Facility Termination Date, (a) as increased by the aggregate Buyer Future Funding Advance Amount with respect to all Purchased Assets as of the Initial Facility Termination Date and (b) as reduced by the Maximum Purchase Price and any related Buyer Future Funding Advance Amount for each Purchased Asset that is repaid in full or repurchased by Seller on any Repurchase Date after the Initial Facility Termination Date.

“Facility Extension Conditions” shall have the meaning specified in Section 3(e) of this Agreement.

“Facility Extension Option” shall have the meaning specified in Section 3(e) of this Agreement.

“Facility Termination Date” shall mean the earliest of (i) the Initial Facility Termination Date, as such date may be extended pursuant to Seller’s exercise of the Facility Extension Options in accordance with Section 3(e) of this Agreement, (ii) the date on which Seller terminates this Agreement and the other Transaction Documents pursuant to Section 3(f) of this

Agreement, and (iii) the date on which Buyer terminates this Agreement pursuant to Section 14(b)(ii)(D) of this Agreement; provided, that, in the case of clauses (i) and (ii) above, if any such date is not a Business Day, the Facility Termination Date shall be the next succeeding Business Day.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into with a Governmental Authority pursuant thereto (including pursuant to Section 1471(b)(1) of the Code).

“FDIA” shall have the meaning specified in Section 23(c) of this Agreement.

“FDICIA” shall have the meaning specified in Section 23(d) of this Agreement.

“Fee Letter” shall mean the fee letter, dated as of the date hereof, between Buyer and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Filings” shall have the meaning specified in Section 6(b) of this Agreement.

“Foreign Buyer” shall mean any Buyer that is not a U.S. Buyer.

“Funding Fee” shall have the meaning specified in the Fee Letter.

“Future Funding Advance” shall have the meaning specified in Section 3(u) of this Agreement.

“Future Funding Amount” shall mean with respect to any Purchased Asset, the amount of additional funding obligations set forth in the applicable Purchased Asset Documents and identified to Buyer in the related Confirmation for such Purchased Asset.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease” shall mean a ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property, together with any estoppels, waivers or other agreements executed and delivered by the ground lessor in favor of the lender under the related Purchased Asset.

“Guarantor” shall mean Blackstone Mortgage Trust Inc., a Maryland corporation.

“Guaranty” shall mean the Guaranty, dated as of the date hereof, from Guarantor to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hotel Purchased Assets” shall mean any Purchased Assets secured by Mortgaged Properties that are hotel properties.

“Income” shall mean, with respect to any Purchased Asset at any time, the sum of (a) payments of any principal thereof and all interest, dividends or other distributions thereon including, without limitation (i) any proceeds of Mortgagor Hedging Transactions in connection with such Purchased Asset and (ii) any other collections from whatever source in connection with or on account of such Purchased Asset, in each case, applied to amounts due and owing pursuant to the applicable Purchased Asset Document and (b) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale of such Purchased Asset.

“Indebtedness” shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) contingent or future funding obligations under any Purchased Asset or any obligations senior to, or pari passu with, any Purchased Asset; (f) Capitalized Lease Obligations of such Person; (g) obligations of such Person under repurchase agreements or like arrangements; (h) Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (i) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person. Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligations transaction or other similar securitization shall not be considered Indebtedness for any Person.

“Indemnified Amounts” shall have the meaning specified in Section 27 of this Agreement.

“Indemnified Party” and “Indemnified Parties” shall have the meaning specified in Section 27 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Independent Appraiser” shall mean an independent professional real estate appraiser reasonably acceptable to Buyer who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent director or independent member with at least three (3) years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Global Securitization Services LLC, Stewart Management Company, Wilmington Trust Company, or, if none of those companies is then providing professional independent directors, another nationally-recognized company that provides professional independent directors and other corporate services in the ordinary course of its business and which is reasonably approved by Buyer, is not an Affiliate of Seller, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of Seller or any of Seller’s equityholders or Affiliates (other than as an independent manager, director or non-economic “springing” member of an Affiliate of Seller that is not in the direct chain of ownership of Seller and that is required by a creditor to be a single purpose bankruptcy remote entity);

(ii) a creditor, supplier or service provider (including provider of professional services) to Seller or any of Seller’s equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent managers or independent directors and other corporate services and that also provides lien search and other similar services to Seller or any of its equityholders or Affiliates in the ordinary course of business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that Controls (whether directly, indirectly or otherwise) any of (i) or (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the independent manager or independent director of a “special purpose entity” affiliated with Seller shall not be disqualified from serving as the Independent Director of Seller; provided that the fees that such natural person earns from serving as an independent manager or independent director of such Affiliates of Seller in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. The same natural persons may not serve as the Independent Director of Seller and, at the same time, serve as an independent directors or independent manager of an equityholder or member of Seller.

“Initial Facility Termination Date” shall mean June 29, 2015.

“Initial Purchase” shall mean the initial purchase by Buyer of an Eligible Asset pursuant to this Agreement.

“Insolvency Event” shall mean, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Persons’ affairs, and such decree or order shall remain undismissed, unstayed and in effect for a period of ninety (90) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” shall mean, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” shall mean any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Knowledge” shall mean, as of any date of determination, the then-current actual (as distinguished from imputed or constructive and without duty of further inquiry or investigation) knowledge of (i) Stephen Plavin, Thomas C. Ruffing or Douglas Armer, or their respective replacement (written notice of which shall be given to Buyer) or (ii) any asset manager or employee with a title equivalent or more senior to that of “principal” within The Blackstone Group, L.P. that is responsible for the origination, acquisition and/or management of any Purchased Asset.

“LIBOR” shall mean, with respect to each Pricing Rate Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as of 11:00 a.m., London time, on the related Pricing Rate Determination Date. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the Transaction. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations (rounded upward, if necessary, to the nearest 1/1000 of 1%). If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the Transaction. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates (rounded upward, if necessary, to the nearest 1/1000 of 1%). The LIBOR shall be determined by Buyer or its agent, which determination shall be conclusive absent manifest error.

“LIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to LIBOR.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other easement, restriction, covenant, encumbrance, charge or transfer of, on or affecting Seller, any Purchased Asset or any Mortgaged Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Margin Availability” shall mean the positive difference, if any, between (i) the Maximum Purchase Price with respect to any Purchased Asset on any date of determination, minus (ii) the outstanding Purchase Price of such Purchased Asset on such date of determination.

“Margin Availability Advance” shall have the meaning specified in Section 3(t) of this Agreement.

“Margin Deficit” shall have the meaning specified in Section 4 of this Agreement.

“Market Value” shall mean, with respect to any Purchased Asset, as of any date, the market value for such Purchased Asset, as determined by Buyer in its commercially reasonable discretion. Changes in the Market Value of a Purchased Asset shall be determined by Buyer in its commercially reasonable discretion, to increase by the amount of any Future Funding Amount advanced by Seller (assuming satisfaction of the conditions set forth in Section 3(u)), or decrease for any principal payments on the underlying Purchased Asset and otherwise based solely in relation to material positive or negative changes (relative to Buyer’s initial underwriting Buyer’s most recent determination of Market Value or Buyer’s determination that a series of changes, taken in the aggregate, have a material impact on Market Value) relating to the performance, condition or occurrence, as applicable, of the following, taken in the aggregate: (a) the Mortgaged Property or other collateral securing or related to a Purchased Asset, (b) the borrower, guarantor, sponsor or obligor relating to a Purchased Asset, (c) the commercial real estate market relevant to the Mortgaged Property and (d) a breach of an MTM Representation. Notwithstanding anything in the foregoing to the contrary, the Market Value of a Purchased Asset may be determined by Buyer in its sole and absolute discretion following the occurrence of any of the following events relating to such Purchased Asset (and Seller acknowledges that the Market Value with respect thereto may be deemed by Buyer to be zero, in its sole and absolute discretion):

(i) a monetary default or material non-monetary default by a borrower, guarantor, sponsor, participant or obligor relating to a Purchased Asset has occurred and is continuing as determined by Buyer in its sole and absolute discretion; provided, that, in the case of a monetary or material non-monetary default by a participant relating to a Purchased Asset, Seller has the right to cure such participant’s monetary or material non-monetary default and has failed to do so within the time period required by the applicable Purchased Asset Documents or, if no such time period is prescribed, has failed to take steps to cure such default within a commercially reasonable period of time as determined by Buyer in its commercially reasonable judgment;

(ii) a breach by Seller of any representation or warranty contained in Exhibit VI, Exhibit VII or Exhibit VIII, as applicable (other than a MTM Representation), with respect to the Purchased Asset, other than to the extent previously disclosed in an Approved Exception Report, provided that any determination by Buyer pursuant to this clause (ii) shall not limit Buyer’s rights to require an immediate repurchase of such Purchased Asset in accordance with Section 3(d)(iii) of this Agreement;

(iii) any statement or certification made or document, certificate, information, financial statement, report or notice relating to a Purchased Asset and delivered by Seller to Buyer under any Transaction Document is untrue in any material respect; provided, that, Seller has the right to correct such untrue statement, certification, document, certificate, information, financial statement, report or notice in a timely manner satisfactory to Buyer, as determined by Buyer in its commercially reasonably judgment;

(iv) failure of Seller to deliver or cause to deliver or return any document or information required to be delivered or returned to Custodian pursuant to this Agreement and the Custodial Agreement within the required time periods; or

(v) Seller fails to deliver any report hereunder where such failure adversely affects Buyer’s ability to determine the Market Value for a Purchased Asset hereunder; provided, however, that if such failure is due to Seller’s inability to obtain any such report from the underlying borrower, guarantor, sponsor or obligor relating to such Purchased Asset, then (a) Seller shall take commercially reasonable efforts to obtain such report from the underlying borrower, guarantor, sponsor or obligor as soon as practicable, (b) during the one hundred twenty (120) day period following Seller’s initial failure to deliver any such report, unless and until Seller delivers the applicable report, Buyer may determine the Market Value of the applicable Purchased Asset in its commercially reasonable discretion pursuant to the definition of Market Value, but in connection with such determination, Buyer may draw any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, and (c) after the expiration of the one hundred twenty (120) day period following Seller’s initial failure to deliver any such report, if Seller still has not delivered the applicable report, Buyer may determine the Market Value of the applicable Purchased Asset in its sole and absolute discretion, including by deeming the Market Value thereof to be zero.

“Material Adverse Change” shall mean any event, development or circumstance that has a material adverse effect on (a) the property, assets, business, operations, or financial condition of (i) Guarantor, or (ii) Seller, Pledgor and Guarantor taken as a whole, (b) the ability of Seller to pay or perform the Repurchase Obligations or of Guarantor to pay or perform its obligations under the Guaranty, (c) the validity, legality or enforceability of any Transaction Document, Purchased Asset Document, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Affiliate of Buyer under any Transaction Document, Purchased Asset Document or Purchased Asset or (e) the perfection or priority of any Lien granted under any Transaction Document or Purchased Asset Document.

“Maximum Purchase Price” shall mean, with respect to any Purchased Asset as of any date of determination, the product of the Maximum Purchase Price Percentage for such Purchased Asset multiplied by the Market Value of such Purchased Asset as of such date of determination.

“Maximum Purchase Price Loan to Value” shall mean, with respect to any Purchased Asset, a fraction, expressed as a percentage, the numerator of which is the Maximum Purchase Price for such Purchased Asset and the denominator of which is the aggregate Appraised Value of the Mortgaged Property (or Mortgaged Properties) as of the Purchase Date for such Purchased Asset, and taking into consideration any other interest related to such Purchased Asset that ranks pari passu or senior to such Purchased Asset.

“Maximum Purchase Price Percentage” shall have the meaning set forth in the Fee Letter.

“Mezzanine Loan” shall mean any loan secured, in whole or in part, by a pledge, of or security interest in, any direct or indirect ownership interest in the Mortgagor.

“Mezzanine Note” shall mean a note or other evidence of indebtedness of a Mezzanine Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in the Mortgaged Property.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean, collectively, the real property or properties securing repayment of the debt evidenced by a Mortgage Note or Mortgage Notes, including any Mortgaged Property securing a Mortgage Loan, payments upon which are the principal source of payments to Buyer pursuant to a Senior Interest and with respect to a Mezzanine Loan, the mortgaged property that is owned by the Person the equity of which is pledged as collateral security for such Mezzanine Loan.

“Mortgagee” shall mean the record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor” shall mean the obligor on a Mortgage Note and/or the grantor of the related Mortgage or the obligor on a Mezzanine Note or participation certificate.

“Mortgagor Hedging Documents” shall mean, with respect to each Purchased Asset that has a floating rate of interest, (i) the interest rate cap agreement or confirmation providing protection against fluctuations in interest rates entered into by a Mortgagor and a cap counterparty, (ii) each collateral assignment of interest rate protection agreement entered into by the Mortgagor whereby the Mortgagor assigns and pledges to Seller the interest rate cap agreement and the rights to receive all payments that the Mortgagor is entitled to receive thereunder, and as acknowledged and consented to by the cap counterparty, (iii) provided that the Seller is not the originator of the Purchased Asset, the assignment entered into by the originator and the Seller whereby such originator sells all of its right, title and interest in and to the related Purchased Asset to Seller, (iv) the general assignment entered into by the Seller and the Buyer whereby Seller sells all of its right, title and interest in and to the related Purchased Asset to the Buyer, (v) extensions, renewals and replacements of the interest rate cap agreement in the Seller’s possession, if any, and (vi) any other agreements and letters relating to the interest rate cap agreement in the Seller’s possession, if any.

“Mortgagor Hedging Transaction” shall mean an interest rate cap agreement providing protection against fluctuations in interest rates entered into by the Mortgagor and the cap counterparty with respect to a Purchased Asset that has a floating rate of interest or return.

“MTM Representation” shall mean the representations and warranties set forth in Exhibit VI in paragraphs 1, 11, 19, 20, 24, 25, 37, 38, 43, 44 (in each case, solely with respect to circumstances occurring after the related Purchase Date) and 21, in Exhibit VII in paragraphs 1, 11, 20, 21, 26, 27, 39, 40, 45, 46 (in each case, solely with respect to circumstances occurring after the related Purchase Date) and 22 and in Exhibit VIII in paragraphs 1, 11, 22, 23, 28, 29, 41, 42, 47, 48 (in each case, solely with respect to circumstances occurring after the related Purchase Date) and 24.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

“New Asset” shall mean an Eligible Asset that Seller proposes to sell to Buyer pursuant to a Transaction.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Treasury Department.

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between such Buyer and the jurisdiction imposing such Taxes (other than a connection arising from such Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned any interest in any Transaction or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, provided, however, that Other Taxes shall not include (i) Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents or (ii) for avoidance of doubt, any Excluded Taxes.

“Originator” shall mean any Subsidiary of Guarantor from which Seller acquires a Purchased Asset.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a bankruptcy proceeding.

“Permitted Liens” shall mean any of the following: (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business and which are either paid, bonded or otherwise removed of record within thirty (30) days after the Seller receives notice or otherwise obtains Knowledge of the filing of the same and (c) Liens granted pursuant to or by the Transaction Documents.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Party” shall have the meaning specified in Section 22 of this Agreement.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, by Pledgor in favor of Buyer, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, pledging all of Seller’s Capital Stock to Buyer.

“Pledgor” shall mean 42-16 Partners LLC, a Delaware limited liability company.

“Preferred Equity Investment” shall mean any investment in Mortgagor or any direct or indirect owner of Mortgagor whereby such investment has one or more of the following characteristics: (a) the holder of such investment is entitled to a priority return with respect to any distributions relative to any other investors in the applicable entity in which such investment is in, (b) such investment has a mandatory redemption date, (c) such investment is required to be paid a preferred return irrespective of whether distributions are sufficient to make such payment and (d) the holder of such investment is entitled to exercise remedies against the common equity owners (including, without limitation, the right to change control in the applicable entity in which such investment is in) in the event that payments owed to the holder of such investment are not paid when due or such investment is not redeemed when required.

“Price Differential” shall mean, with respect to any Transaction and related Purchased Assets as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction and the related Purchased Assets to the outstanding Purchase Price of such Purchased Asset on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) such date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall mean for each Pricing Rate Period, an annual rate equal to the LIBOR for such Pricing Rate Period plus the Applicable Spread for such Transaction and shall be subject to adjustment and/or conversion as provided in Sections 3(g) and 3(h) of this Agreement.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including such Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date for the related Purchased Asset (unless so directed in writing by Buyer following the occurrence of and during the continuation of an Event of Default resulting from Seller’s failure to repurchase the applicable Purchased Asset on the Repurchase Date).

“Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).

“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received by Depository or Buyer in respect thereof.

“Prohibited Person” shall mean any (1) person or entity who is on the OFAC List; a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (2) person acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, including, but not limited to, the “Government of Sudan,” the “Government of Iran,” and the “Government of Cuba,” and any person or organization determined by the Director of the Office of Foreign Assets Control to be included within 31 C.F.R. Section 575.306 (definition of “Government of Iraq”), any person on the U.S. Department of Defense 55-person Watch List and any person identified by the United Nations 661 Committee pursuant to paragraphs 19 and 23 of the United Nations Security Council Resolution 1483, adopted May 22, 2003, (3) person or entity who is listed in the Annex to or is otherwise within the scope of Executive Order 13224—Blocking Property and Prohibiting Transactions with Person who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, or (4) person or entity subject to additional restrictions imposed by the following statutes or Regulations and Executive Orders issued thereunder: the Trading with the Enemy Act, 50 U.S.C. app. § § 1 et seq., the Iraq Sanctions Act, Pub. L. 101-513, Title V, § § 586 to 586J, 104 Stat. 2047, the National Emergencies Act, 50 U.S.C. § § 1601 et seq., the Anti-Terrorism and Effective Death Penalty Act of 1996, Pub. L. 104-132, 110 Stat. 1214-1319, the International Emergency Economic Powers Act, 50 U.S.C. § § 1701 et seq., the United Nations Participation Act, 22 U.S.C. § 287c, the International Security and Development Cooperation Act, 22 U.S.C. § 2349aa-9, the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103-236, 108 Stat. 507, the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. § § 1901 et seq., the Iran and Libya Sanctions Act of 1996, Pub. L. 104-172, 110 Stat. 1541, the Cuban Democracy Act, 22 U.S.C. § § 6001 et seq., the Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. § § 6201-91, the Foreign Operations, Export Financing and Related Programs Appropriations Act, 1997, Pub. L. 104-208, 110 Stat. 3009-172, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272, or any other law of similar import as to any non-U.S. country, as each such Act or law has been or may be amended, adjusted, modified, or reviewed from time to time.

“Prohibited Transferee” shall mean any of the entities listed on Schedule 1 hereto.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which such Purchased Asset is to be transferred by Seller to Buyer.

“Purchase Price” shall mean with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, as adjusted after the Purchase Date as set forth below and not to exceed the Maximum Purchase Price. The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount equal to the product obtained by multiplying (i) the Market Value of such Purchased Asset as of the Purchase Date by (ii) the Purchase Price Percentage for such Purchased Asset as set forth on the related Confirmation. The Purchase Price of any Purchased Asset shall thereafter be (a) decreased by (i) the amount of any Income applied pursuant to Section 5 hereof to reduce such Purchase Price and (ii) any other amounts paid to Buyer by or on behalf of Seller to reduce such Purchase Price (including, without limitation, in accordance with Section 3(q) and Section 4 of this Agreement), and (b) increased by the amount of each Margin Availability Advance and Future Funding Advance.

“Purchase Price Percentage” shall mean, with respect to any Purchased Asset, (a) as of the Purchase Date, the initial Purchase Price Percentage for such Purchased Asset as shown on the related Confirmation and (b) thereafter, the amount, expressed as a percentage, determined by dividing (i) the outstanding Purchase Price of such Purchased Asset as of any date of determination by (ii) the Market Value of such Purchased Asset as of such date, and in the case of either (a) or (b), not to exceed the Maximum Purchase Price Percentage.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

“Purchased Asset File” shall mean, with respect to any Purchased Asset, the documents specified as the “Purchased Asset File” in Section 7(b) of this Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including Custodian) pursuant to this Agreement.

“Purchased Asset(s)” shall mean (i) with respect to any Transaction, the Eligible Asset or Eligible Assets sold by Seller to Buyer in such Transaction and not repurchased by Seller and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer and not repurchased by Seller and any additional collateral (including but not limited to Mortgagor Hedging Transactions) delivered by Seller to Buyer pursuant to this Agreement, in each case, if applicable, together with all Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, insurance relating to any such Eligible Asset, and collection and escrow accounts relating to any such Eligible Asset; provided, that Purchased Assets shall not include any obligations of Seller or any Assumed Obligations until Buyer shall have assumed such Assumed Obligations pursuant to Section 6(e) of this Agreement.

“Purchased Asset Schedule” shall mean a schedule of Purchased Assets attached to each Trust Receipt and Custodial Delivery Certificate.

“Qualified Servicing Expenses” shall mean, with respect to any Servicer that is not an Affiliate of Seller, (i) the Servicing Fee and (ii) any other expenses payable to such Servicer that are expressly provided for in the Servicing Agreement.

“Qualified Transferee” shall mean (i) Buyer and any entity Controlled by, Controlling or under common Control with Buyer or (ii) any one or more of the following:

(A)	a real estate investment trust, bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan; provided that any such Person satisfies the Eligibility Requirements;

(B)	an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act or an institutional “accredited investor” within the meaning of Regulation D under the 1933 Act; provided that any such Person satisfies the Eligibility Requirements;

(C)	an institution substantially similar to any of the entities described in clauses (ii)(A), (ii)(B) or (ii)(E) of this definition that satisfies the Eligibility Requirements;

(D)	any entity Controlled by, Controlling or under common Control with, any of the entities described in clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(E) of this definition;

(E)	an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition, acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment fund, limited liability company, limited partnership, general partnership or entity are owned, directly or indirectly, by one or more of the following: a Qualified Transferee, an institutional “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act and/or a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the 1933 Act, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (ii)(E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements;

(F)	any entity that is otherwise a Qualified Transferee under clauses (ii)(A), (ii)(B), (ii)(C), (ii)(D) or (ii)(E) of this definition that is acting in an agency capacity for a syndicate of lenders, provided more than fifty percent (50%) of the committed loan amounts or outstanding loan balance are owned by lenders in the syndicate that are Qualified Transferees;

For purposes of this definition of “Qualified Transferee” only, “Control” shall mean, when used with respect to any specific Person, the ownership, directly or indirectly, in the aggregate of more than twenty-five percent (25%) of the beneficial ownership interest of such Person and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto.

“Redirection Letter” shall have the meaning specified in Section 5(b) of this Agreement.

“Register” shall have the meaning specified in Section 19(c) of this Agreement.

“REIT” shall mean a Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“REMIC” shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean the provisions of United States federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through Section 860G of subchapter M of Chapter 1 of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Date” shall mean the seventeenth (17th) calendar day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“Repurchase Date” shall mean, with respect to each Purchased Asset, the earliest to occur of (i) one (1) year from the Purchase Date of such Purchased Asset, as such date may be extended by Seller in accordance with Section 3(d)(iv) of this Agreement, (ii) the Facility Termination Date (including any Early Facility Termination Date), (iii) the date on which Seller is to repurchase such Purchased Asset as specified in the related Confirmation, (iv) the maturity date of such Purchased Asset (subject to extension, if applicable, in accordance with the related Purchased Asset Documents in effect as of the Purchase Date or as subsequently modified with Buyer’s consent), (v) three (3) Business Days following the end of the related cure period, if applicable, upon Buyer’s demand for repurchase pursuant to Section 3(d)(iii) of this Agreement (vi) three (3) Business Days following an Early Repurchase Date or an Accelerated Repurchase Date and (vii) the date Seller repurchases a Purchased Asset pursuant to Section 14(a)(xiv)(C), Section 14(a)(xvi) or Section 12(u) of this Agreement.

“Repurchase Obligations” shall mean all obligations of Seller to pay the Repurchase Price of each Purchased Asset on the Repurchase Date with respect to such Purchased Asset and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, and all interest and fees that accrue pursuant to the Transaction Documents after the commencement by or against Seller, Pledgor, Guarantor or any Affiliate of Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller, which price will be determined in each case as the sum of the then outstanding Purchase Price of such Purchased Asset, the accrued and unpaid Price Differential with respect to such Purchased Asset and any other amounts then due and payable by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement (including, without duplication, all accrued and unpaid fees, expenses, indemnity amounts, late fees, default interest, breakage costs and other amounts then due from Seller to Buyer), each as of the date of such determination, minus, without duplication, all Income and other cash actually received by Buyer in respect of such Purchased Asset and applied towards the Repurchase Price pursuant to this Agreement.

“Requirements of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Responsible Officer” shall mean any executive officer of Seller or Guarantor, as applicable, duly authorized to execute and deliver documents on its behalf.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, or its successor in interest.

“SEC” shall have the meaning specified in Section 24(a) of this Agreement.

“Seller” shall have the meaning assigned to it in the opening paragraph of this Agreement.

“Senior Interest” shall mean either (a) a senior or pari passu participation interest in a Whole Loan secured by a first lien on a commercial or multifamily Mortgaged Property, or (b) an A-Note.

“Senior Interest Purchased Assets” shall mean any Purchased Assets that are Senior Interests.

“Servicer” shall mean Midland Loan Services, Inc., a division of PNC Bank, National Association, or any other Servicer mutually agreed upon by Buyer and Seller.

“Servicing Agreement” shall mean with respect to any Servicer, the Servicing Agreement providing for the servicing of Purchased Assets by and among Buyer, Seller and such Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Fee” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Records” shall have the meaning specified in Section 29(b) of this Agreement.

“Servicing Rights” shall mean all of Seller’s right, title and interest in and to any and all of the following: (a) any and all rights of Seller to service, collect and or direct any servicer’s actions and decisions with respect to, the Purchased Assets or to appoint (or terminate the appointment of) any third party as servicer of the Purchased Assets; (b) any payments to or monies received by or payable to Seller or any other Person as compensation for servicing the Purchased Assets; (c) any late fees, penalties or similar payments with respect to the Purchased Assets; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller (individually or as servicer) thereunder (including all rights to set the compensation of any third-party servicer); (e) the rights to collect and maintain escrow payments or other similar payments with respect to the Purchased Assets and any amounts actually collected by Seller or any third party servicer with respect thereto; (f) the rights, if any, to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets; and (g) all rights of Seller to give directions with respect to the management and distribution of any collections, escrow accounts, reserve accounts or other similar payments or accounts in connection with the Purchased Assets, and, in each case all obligations related or incidental thereto.

“Significant Purchased Asset Modification” means (A) any of the following actions with respect to any Purchased Asset, whether by Seller or Servicer, at the direction of Seller:

(i) any commencement or filing of any litigation or proceeding relating to the restructuring, assumptions or substitutions, foreclosure or other realization upon the collateral under any of the Purchased Assets,

(ii) any retention of or change in legal counsel in connection with any litigation or proceeding described in clause (i) above or any restructuring or workout of such Purchased Asset;

(iii) any settlement agreement or any other material action in connection with any litigation or proceedings described in clause (i) above;

(iv) any execution of any forbearance or restructuring agreement or deed-in-lieu of foreclosure or any exercise of any power of sale or any other right or remedy with respect to such Purchased Asset;

(v) without limiting Section 12(u) and for the avoidance of doubt, any execution of any deed-in-lieu of foreclosure, exercise of entry of any foreclosure judgment or realization thereon or any other conversion of any Mortgaged Property to REO property.

and (B) any waiver, modification or amendment of a Purchased Asset which is not required by the Purchased Asset Documents (or incidental to any such required modifications or amendments) and that:

(i) reduces the principal amount of such Purchased Asset other than (a) with respect to a dollar-for-dollar principal payment or (b) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by Buyer in determining the related Maximum Purchase Price Percentage;

(ii)(x) increases any commitment to advance additional amounts with respect to such Purchased Asset or (y) increases the principal amount of such Purchased Asset other than (a) increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances or (b) increases resulting from Future Funding Amounts;

(iii) modifies the maturity date (including the modification of any renewal options) with respect to such Purchased Asset;

(iv) modifies the amount or timing of any regularly scheduled payments of principal and non-contingent interest or changes the frequency of scheduled payments of principal and interest in respect of such Purchased Asset; provided, however, that Seller shall be permitted, without the consent of Buyer, to change the monthly payment date within a given month with respect to a Purchased Asset; provided, that, for the avoidance of doubt, Seller may not change the frequency of the monthly payment date;

(v) subordinates the lien priority of such Purchased Asset or the payment priority of such Purchased Asset other than subordinations required under the related Purchased Asset Documents (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Seller do not materially adversely affect the rights and interest of the holder of such Purchased Asset);

(vi) releases any obligor or guarantor under such Purchased Asset or releases any Mortgaged Property or any other material collateral securing the Purchased Asset, provided, that no collateral considered in Buyer’s underwriting of such Purchased Asset shall be released, and other than releases required under the related Purchased Asset Documents or releases in connection with eminent domain or under threat of eminent domain;

(vii) materially waives, amends or modifies, in Seller’s reasonable judgment, any cash management or reserve account requirements of such Purchased Asset other than changes required under the related Purchased Asset Documents;

(viii) waives any due-on-sale or due-on-encumbrance provisions other than waivers required to be given under the then existing Purchased Asset Documents;

(ix) materially waives, amends or modifies, in Seller’s reasonable judgment, any insurance requirements required by the related Purchased Asset Documents;

(x) encumbers the related Mortgaged Property or the direct or indirect ownership interest in the Mortgagor in connection with a subordinate financing, a Mezzanine Loan or a Preferred Equity Investment;

(xi) relates to the issuance of a letter of credit as security for a Purchased Asset where Seller has a consent right to the form of letter of credit unless the letter of credit is transferable without consent of any person and is a sight draft payable upon presentation;

(xii) changes the permitted use or operation of the Mortgaged Property; or

(xiii) waives any monetary default or material non-monetary default referred to in clause (i) of the definition of “Market Value” in this Agreement.

“SIPA” shall have the meaning specified in Section 24(a) of this Agreement.

“Subsidiary”: shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Supplemental Due Diligence List” shall mean, with respect to any New Asset, information or deliveries concerning the New Asset that Buyer shall reasonably request in addition to the Underwriting / Due Diligence Package.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Collateral is located) survey of a Mortgaged Property prepared by a registered independent surveyor or engineer and in form and content satisfactory to Buyer as of the Purchase Date.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, or similar charges in the nature of tax imposed by any Governmental Authority, including any interest, additions to tax or penalties with respect thereto.

“Title Exceptions” shall have the meaning specified in Exhibit VI, Exhibit VII, or Exhibit VIII, as applicable.

“Transaction” shall have the meaning specified in Section 1 of this Agreement and shall include any Margin Availability Advance and any Future Funding Advance.

“Transaction Conditions Precedent” shall have the meaning specified in Section 3(b) of this Agreement.

“Transaction Extension Conditions” shall have the meaning specified in Section 3(d)(iv) of this Agreement.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable annexes, exhibits and schedules to this Agreement, the Guaranty, the Fee Letter, the Cash Management Account Control Agreement, the Custodial Agreement, the Servicing Agreement, the Pledge and Security Agreement and all Confirmations executed pursuant to this Agreement in connection with specific Transactions.

“Transaction Request” shall have the meaning specified in Section 3(a) of this Agreement.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer in accordance with the Custodial Agreement and confirming the Custodian’s possession of the Purchased Asset Documents listed thereon to be held by Custodian for the benefit of Buyer.

“UCC” shall have the meaning specified in Section 6(b) of this Agreement.

“Underlying Purchased Asset Reserves” shall mean, with respect to any Purchased Asset, the escrows, reserve funds or other similar amounts properly retained in accounts maintained by the servicer of such Purchased Asset unless and until such funds are, pursuant to the terms of the related Purchased Asset Documents, released or otherwise available to Seller (but not if such funds are used for the purpose for which they were maintained, or if such funds are released to the related Mortgagor in accordance with the relevant Purchased Asset Documents).

“Underwriting / Due Diligence Package” shall mean, with respect to any New Asset, all of the information necessary for Buyer to perform its underwriting and due diligence with respect to any Eligible Asset in a timely fashion. Such information shall include, without limitation, the materials listed on Exhibit III to the extent such materials are applicable to such New Asset.

“United States Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unpaid Qualified Servicing Expenses” shall mean amounts that would have been Qualified Servicing Expenses but for the fact that Servicer failed to net them out of collections.

“U.S. Buyer” shall mean any Buyer that is a United States Person.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 3(p)(ii)(C) of this Agreement.

“Whole Loan” shall mean a whole loan secured by first liens on multi-family or commercial properties or other property types approved by Buyer in its sole and absolute discretion.

3.	INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION

(a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, the “Transaction Conditions Precedent” specified in Section 3(b) of this Agreement), Buyer may agree to enter into Transactions, from time to time on or after the Closing Date, pursuant to written request in the form of Exhibit I-A at the initiation of Seller (each, a “Transaction Request”) as provided below; provided, however, that after giving effect to such Transaction, the aggregate outstanding Repurchase Price plus the aggregate Buyer Future Funding Advance Amount of all Purchased Assets subject to Transactions then outstanding shall not exceed the Facility Amount. Buyer shall have the right to review all Eligible Assets proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines in its sole and absolute discretion, which due diligence investigation Buyer shall endeavor to complete within ten (10) Business Days of Buyer’s receipt from Seller of a Transaction Request, the complete Underwriting/Due Diligence Package and such other information as may reasonably be requested by Buyer with respect to any Transaction. Buyer shall be entitled to make a determination, in its sole and absolute discretion, whether it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller.

(b) Upon agreeing to enter into a Transaction hereunder, Buyer shall promptly deliver to Seller a written confirmation (in electronic form) in the form of Exhibit I-B of each Transaction (a “Confirmation”), provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied at the time of closing the Transaction as determined by Buyer in its sole and absolute discretion (or affirmatively waived in writing by Buyer); provided, however, that, without limiting the requirements of Sections 3(t) and 3(u) of this Agreement, as applicable, Seller shall not be required to satisfy the Transactions Conditions Precedent as a condition to any Margin Availability Advance or Future Funding Advance. Each Confirmation shall describe the Purchased Asset(s), shall identify Buyer and Seller, and shall set forth:

(i)	the Purchase Date and Repurchase Date;

(ii)	the Purchase Price Percentage as of the Purchase Date and the Maximum Purchase Price Percentage;

(iii)	the Purchase Price as of the Purchase Date and the Maximum Purchase Price;

(iv)	the Market Value;

(v)	the Pricing Rate (including the Applicable Spread) applicable to the Transaction;

(vi)	the Funding Fee and the date on which it was or is to be paid;

(vii)	Seller’s wiring instructions for the Purchase Price (provided, that, in instances where funds are being wired to an account other than Seller’s account described on Annex II to this Agreement, the Confirmation shall be signed by two (2) Responsible Officers of Seller); and

(viii)	any additional terms or conditions applicable to the proposed Transaction and not inconsistent with this Agreement.

Buyer’s approval of the purchase of an asset on such terms and conditions as Buyer may require and satisfaction (or Buyer’s waiver) of the Transaction Conditions Precedent shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not be obligated to purchase an asset notwithstanding a Confirmation executed by Buyer and Seller unless and until Buyer confirms in writing the release of the executed Confirmation from escrow, which release shall constitute Buyer’s obligation to purchase the applicable asset and Buyer’s acknowledgment that all Transaction Conditions Precedent have been satisfied or waived by Buyer.

With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Pricing Rate Determination Date for the next succeeding Pricing Rate Period for such Transaction. Buyer (or Buyer’s agent on behalf of Buyer) shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on such Pricing Rate Determination Date. For purposes of this Section 3(b), the “Transaction Conditions Precedent” shall be deemed to have been satisfied (or otherwise waived by Buyer in its sole and absolute discretion) with respect to any proposed Transaction if:

(A)	Buyer has received all documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(B)	no Default or Event of Default in each case under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

(C)	Seller shall have certified to Buyer (including via a representation in the Confirmation) that Seller has no Knowledge of any material information concerning such proposed Purchased Asset which is not reflected in the related Diligence Material or otherwise disclosed to Buyer in writing;

(D)	the representations and warranties, other than the MTM Representations with respect to Purchased Assets not subject to such proposed Transaction, made by each of Seller and Guarantor in the Transaction Documents to which it is a party, as modified by any Approved Exception Report, shall be true and correct in all material respects as of the Purchase Date for such Transaction (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); provided, however, that the representations and warranties made by Seller in Section 10(b)(xxii) and in paragraph (55) of Exhibit VI, paragraph (57) of Exhibit VII, and paragraph (59) of Exhibit VIII, as applicable, hereof shall be true and correct in all respects as of the Purchase Date for such Transaction;

(E)	with respect to each Eligible Asset proposed to be sold to Buyer in such Transaction, Buyer shall have received: (1) a Transaction Request, (2) a copy of the Redirection Letter(s) that Seller shall send within one (1) Business Day following the closing of the Transaction, (3) a Trust Receipt (or a Bailee Trust Receipt) and all other items required to be delivered to Buyer on or prior to the Purchase Date in accordance with the Custodial Agreement or Bailee Letter, as applicable, (4) the Underwriting/Due Diligence Package (including a copy of Seller’s internal investment committee memo related to such Eligible Asset) and (5) an Exception Report;

(F)	Servicer has received copies of any Purchased Asset Documents and such other documents, files and records with respect to the Purchased Assets, in each case as required by the Servicing Agreement to be delivered to Servicer or as in effect as of the Purchase Date;

(G)	there shall not have occurred:

(i)(a) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions, or (b) a general suspension of trading on major stock exchanges, or (c) a disruption in or moratorium on commercial banking activities or securities settlement services, or

(ii)(a) a repeal of §§ 362(b) or 555 of the Bankruptcy Code, or (b) a material modification of (1) the definition of “securities contract” as contemplated by §§ 741 of the Bankruptcy Code, (2) the “safe harbor” or other provisions of §§ 362(b), 546(e), 555 or 561 of the Bankruptcy Code, or (3) any defined terms used in such sections of the Bankruptcy Code that would alter the scope or meaning of such sections;

(H)	Seller has paid all fees and expenses then due and payable to Buyer under the Transaction Documents, including the Funding Fee with respect to the Transaction, which fees and expenses, if requested by Seller, may be paid out of the Purchase Price funded on the Purchase Date;

(I)	simultaneously with the closing of the Transaction, to the extent that the administration of the Underlying Purchased Asset Reserves relating to such Eligible Asset is under Seller’s control and to the extent permitted by the Purchased Asset Documents, Seller shall transfer all Underlying Purchased Asset Reserves relating to such Eligible Asset to Buyer (or to Servicer, for the benefit of Buyer);

(J)	Buyer shall have satisfactorily completed its “Know Your Customer” and OFAC diligence (as to the related Mortgagor, guarantor, sponsor, participant or obligor relating to a Purchased Asset, and each individual or entity that has a direct or indirect ownership interest in any such Person equal to or greater than twenty five percent (25%), or that controls such Person;

(K)	Buyer shall have (1) determined, in its sole and absolute discretion, that the assets proposed to be sold to Buyer by Seller in such Transaction are Eligible Assets, (2) obtained satisfactory results of a full underwriting review of such Eligible Asset and the related Mortgaged Property (or Mortgaged Properties) performed by Buyer and any third party reviewers on behalf of Buyer, (3) obtained satisfactory results of a review of a background check of each underlying Mortgagor, guarantor, sponsor, participant or obligor relating to a Purchased Asset and (4) obtained internal credit approval for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction;

(L)	with respect to each Mortgagor Hedging Transaction, Buyer shall have received an executed copy of all related Mortgagor Hedging Documents available as of the Purchase Date;

(M)	each Mortgagor shall be a “special purpose entity” as determined by Buyer in Buyer’s sole and absolute discretion;

(N)	as of the applicable Purchase Date for such Eligible Asset, each of the Concentration Limits is satisfied; and

(O)	to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Purchased Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Purchased Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions.

(c) Intentionally omitted.

(d)(i) On the Repurchase Date (or Early Repurchase Date or Early Facility Termination Date, as applicable) with respect to a Transaction, termination of such Transaction will be effected by transfer to Seller or its agent of the Purchased Assets relating to such Transaction and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer of the Repurchase Price with respect to such Transaction to an account of Buyer; it being understood that, for the avoidance of doubt, with respect to any termination of a Transaction consisting of one or more Purchased Assets comprised of a Mortgage Loan(s) and a corresponding Mezzanine Loan(s) (as described in the definition of “Eligible Asset”), such termination shall require the repurchase of all Purchased Assets subject to such Transaction, inclusive of such Mezzanine Loan(s). In connection with any such termination of a Transaction pursuant to the preceding sentence, upon its receipt of the Repurchase Price as confirmed by Buyer, Buyer shall (A) be deemed to have simultaneously released its security interest in the related Purchased Asset and the related Collateral, (B) authorize Custodian to release to Seller the Purchased Asset Documents for such Purchased Asset, and (C) to the extent any UCC financing statement filed against Seller identifies such Purchased Asset, authorize Seller to file an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein, and (D) to the extent Buyer has recorded any Assignment of Mortgage in favor of Buyer pursuant to Section 7(c) of this Agreement, deliver an Assignment of Mortgage executed by Buyer to Seller or Seller’s designee (and notarized if required) and any assignment of leases and rents, if any, to Seller for Seller to record in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located (and Seller shall promptly provide Buyer with evidence of recordation or submission for recordation and, following Seller’s receipt thereof from the applicable governmental recording office, a recorded copy of such instrument). Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer. Any Income with respect to such Purchased Asset received by Buyer after payment in full of the Repurchase Price therefor and any other amounts due hereunder with respect to such Purchased Asset, and the release of such Purchased Asset in accordance with the terms of this Agreement, shall be promptly transferred to Seller.

(ii)	Except as expressly provided herein, including, without limitation, upon the occurrence and during the continuance of an Event of Default, and subject to Section 3(d)(iii) of this Agreement, no Transaction shall be terminable on demand by Buyer. Seller shall be entitled to terminate a Transaction on demand, and repurchase any or all Purchased Assets subject to such Transaction (each, an “Early Repurchase”) on any Business Day prior to the Repurchase Date (each, an “Early Repurchase Date”); provided, however, that with respect to any Termination of a Transaction consisting of one or more Purchased Assets comprised of a Mortgage Loan(s) and a corresponding Mezzanine Loan(s) (as described in the definition of “Eligible Asset”), such termination shall require the repurchase of all Purchased Assets subject to such Transaction, inclusive of all corresponding Mezzanine Loan(s); provided, further, that:

(A)	Seller notifies Buyer via email no later than three (3) Business Days prior to such Early Repurchase Date of its intent to terminate such Transaction and repurchase such Purchased Assets (except if such Early Repurchase is in connection with curing a Margin Deficit, Default, breach of any representation or warranty of Seller, or in connection with any of the events described in Sections 3(g), 3(h), 3(j) or 3(k) having occurred, in which case, notice shall be given as set forth in Section 3(d)(ii)(B) of this Agreement); provided, however, if Seller fails to comply with the notice required by this Section 3(d)(ii)(A) Buyer will use reasonable efforts to transfer to Seller the related Purchased Asset on such Early Repurchase Date;

(B)	Seller provides formal written notice to Buyer by 12:00 p.m. New York City time at least one (1) Business Day prior to such Early Repurchase Date;

(C)	on such Early Repurchase Date Seller pays to Buyer an amount equal to the sum of the Repurchase Price for such Transaction(s), and any other amounts due and payable under this Agreement (including, without limitation, Section 3(i) of this Agreement) with respect to such Transaction(s) against transfer to Seller or its agent of such Purchased Assets, all in accordance with Section 3(d)(i);

(D)	on such Early Repurchase Date, following the payment of the amounts set forth in subclause (C) above, no unpaid Margin Deficit exists; and

(E)	no Event of Default shall have occurred and be continuing as of such Early Repurchase Date.

(iii)

Seller shall immediately repurchase a Purchased Asset pursuant to Section 3(d)(ii) of this Agreement and the related Transaction shall terminate upon demand of Buyer in the event that (A) any representation or warranty set forth in Exhibit VI, Exhibit VII or Exhibit VIII (other than an MTM Representation) related to such Purchased Asset (as modified by any applicable Approved Exception Report) shall have been untrue in any material respect when made or repeated or deemed to have been made or repeated, which incorrect or untrue representation is not cured within ten (10) Business Days of the earlier of (a) the receipt of notice by Seller from Buyer and (b) actual Knowledge of Seller or (B) Seller breaches or fails to perform the covenant in Section 11(g) of this Agreement;

(iv)	With respect to a Repurchase Date occurring pursuant to clause (i) of the definition thereof, the Repurchase Date with respect to any Purchased Asset may be extended upon Seller’s request one or more times provided that all of the Transaction Extension Conditions are timely satisfied, but in no event beyond the earliest to occur of (i) the Facility Termination Date and (ii) the maturity date of the applicable Purchased Asset. Whenever the Repurchase Date with respect to a Purchased Asset is extended in accordance with this Section 3(d)(iv), a modification to the Confirmation reflecting such extension in a form reasonably acceptable to Buyer and Seller shall be prepared by Seller and executed by Seller and Buyer. For purposes of the preceding sentence, the “Transaction Extension Conditions” shall be deemed to have been satisfied if:

(A)	Seller shall have given Buyer written notice, not less than thirty (30) days and not more than ninety (90) days, prior to the then current Repurchase Date for such Purchased Asset, of Seller’s desire to extend the Repurchase Date;

(B)	no Event of Default under this Agreement shall have occurred and be continuing as of the then current Repurchase Date; and

(C)	excluding any MTM Representations, the representations and warranties made by each of Seller, Pledgor and Guarantor in the Transaction Documents to which it is a party, as modified by any Approved Exception Report, shall be true and correct in all material respects as of the then current Repurchase Date (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); provided, however, that the representations and warranties made by Seller in Section 10(b)(xxii) and in paragraph (55) of Exhibit VI, paragraph (57) of Exhibit VII, and paragraph (59) of Exhibit VIII, as applicable, hereof shall be true and correct in all respects as of the then current Repurchase Date

(e) This Agreement shall terminate on the Facility Termination Date. Notwithstanding anything contained in this Agreement to the contrary, provided all of the Facility Extension Conditions (as hereinafter defined) shall have been satisfied, Seller shall have the option to extend the Facility Termination Date (each, a “Facility Extension Option”) for up to five (5) successive one (1) year periods commencing on the Initial Facility Termination Date. For purposes of the preceding sentence, the “Facility Extension Conditions” shall be deemed to have been satisfied if:

(i)	Seller shall have given Buyer written notice, not less than thirty (30) days and not more than ninety (90) days, prior to the then current Facility Termination Date for such Purchased Asset, of Seller’s desire to extend the Facility Termination Date for a one (1) year period;

(ii)	no monetary Default, material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing as of the then current Facility Termination Date;

(iii)	excluding any MTM Representations, the representations and warranties made by each of Seller, Pledgor and Guarantor in the Transaction Documents to which it is a party, as modified by an Approved Exception Report, shall be true and correct in all material respects as of the then current Facility Termination Date; provided, however, that the representations and warranties made by Seller in Section 10(b)(xxii) of this Agreement and in paragraph (55) of Exhibit VI, paragraph (57) of Exhibit VII, and paragraph (59) of Exhibit VIII, as applicable, hereof shall be true and correct in all respects as of the then current Facility Termination Date; and

(iv)	Seller shall have paid the Extension Fee to Buyer on or prior to the then current Facility Termination Date.

(f) Seller may terminate this Agreement and the other Transaction Documents on any Business Day prior to the then scheduled Facility Termination Date (the “Early Facility Termination Date”), provided that:

(i)	Seller notifies Buyer in writing at least thirty (30) days before the proposed Early Facility Termination Date of its intent to terminate this Agreement and the other Transaction Documents;

(ii)	subject to the provisions set forth in Section 3(d)(i) of this Agreement, Seller repurchases all of the Purchased Assets then held by Buyer on the Early Facility Termination Date; and

(iii)	Seller pays all accrued and unpaid Price Differential, fees and expenses and all other Repurchase Obligations then due and payable pursuant to the Transaction Documents on the Early Facility Termination Date.

(g) If prior to the Pricing Rate Determination Date with respect to a Transaction, (i) Buyer shall have determined in its reasonable discretion that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR for the immediately following Pricing Rate Period (provided Buyer has performed (to the extent possible) the procedures for determining LIBOR as set forth in the definition of LIBOR in Section 2 of this Agreement), or (ii) the LIBOR determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as reasonably determined by Buyer and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give written notice thereof to Seller as soon as practicable thereafter, which notice shall set forth in reasonable detail such circumstances. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the sum of (a) the greater of (x) the most recent LIBOR and (y) the Prime Rate, plus (b) the Applicable Spread (the “Alternative Rate”). Buyer agrees to exercise its right to convert a Transaction to an Alternative Rate Transaction pursuant to the foregoing sub-clause (ii) in a manner substantially similar to how Buyer is treating its similarly situated customers where Buyer has a comparable contractual right.

(h) Notwithstanding any other provision herein, if after the date of this Agreement the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to enter into or maintain Transactions as contemplated by the Transaction Documents, (i) Seller’s right hereunder to request that Buyer enter into new Transactions shall forthwith be canceled and, if such adoption of or change in Requirement of Law makes it unlawful for Buyer to continue to maintain Transactions as contemplated by this Agreement, Buyer’s obligation to continue Transactions in accordance with this Agreement shall forthwith be canceled, and (ii) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) of this Agreement. Buyer agrees to exercise its rights and remedies under this Section 3(h) in a manner substantially similar to Buyer’s exercise of similar remedies in repurchase facility agreements with similarly situated customers where Buyer has a comparable contractual right.

(i) Seller shall indemnify Buyer and hold Buyer harmless from any net actual, out of pocket loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable actual attorneys’ fees and disbursements of outside counsel) which Buyer may sustain or incur as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d)(ii) of a termination of a Transaction, (ii) any payment of the Repurchase Price (including pursuant to Section 3(s) of this Agreement) with respect to a Purchased Asset on any day other than a Remittance Date or the Repurchase Date (or the Early Repurchase Date or the Early Facility Termination Date, as applicable) with respect to such Purchased Asset (including, without limitation, any such actual, out of pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate the deposits from which such funds were obtained) or (iii) conversion of any Transaction to an Alternative Rate Transaction pursuant to Section 3(h) of this Agreement on a day which is not the last day of the then current Pricing Rate Period. Buyer shall promptly deliver to Seller a certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor and such certificate shall be prima facie evidence of the information set forth therein. For the avoidance of doubt, this Section 3(i) shall not apply with respect to any losses or expenses that are Indemnified Taxes or Excluded Taxes.

(j) If after the date of this Agreement the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i)	shall subject Buyer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on or with respect to the Transaction Documents, any Purchased Asset or any Transaction;

(ii)	shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR hereunder; or

(iii)	shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems, in its sole and absolute discretion, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable (in the case of Taxes, in an amount such that, after deduction of the applicable Tax, Buyer receives the amount to which it would have been entitled if no Tax were deductible). If Buyer becomes entitled to claim any additional amounts pursuant to this Section 3(j), it shall, notify Seller in writing of the event by reason of which it has become so entitled. Such notification shall set forth in reasonable detail the calculation of any additional amounts payable pursuant to this subsection shall be prima facie evidence of such additional amounts. Subject to Section 3(r) of this Agreement, this covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all Purchased Assets.

(k) If Buyer shall have determined that the adoption of or any change after the date of this Agreement in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital to be held by Buyer in respect of any Transaction hereunder or reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. In determining any additional amounts due under this Section 3(r), Buyer shall treat Seller in the same manner it treats other similarly situated sellers in facilities with substantially similar assets. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Asset.

(l) Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment. then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made the Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(m) Seller shall timely pay, without duplication, to the relevant Governmental Authority in accordance with the Requirements of Law any Other Taxes, provided, however, that if such Other Taxes are imposed on and paid by the Buyer and not the Seller, then the Seller shall indemnify the Buyer for such Other Taxes in accordance with Section 3(n).

(n) Seller shall indemnify Buyer within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted under Section 3(m) of this Agreement) payable or paid by the Buyer or required to be withheld or deducted from a payment to such Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Seller by the Buyer shall be conclusive absent manifest error.

(o) As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to Sections 3(l), 3(m) and 3(n) of this agreement, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment , a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(p) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement, Buyer shall deliver to Seller, prior to becoming a party to this Agreement, and at the time or times required by applicable law or as otherwise reasonably requested by Seller, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3(p)(i), (ii) and (iv) below) shall not be required if in the Buyer’s reasonable judgment such completion, execution, or submission would subject the Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Buyer; provided that, Buyer shall deliver a written statement explaining in reasonable detail any such determination not to provide necessary documentation to Seller. Without limiting the generality of the foregoing:

(i)	If the Buyer is a U.S. Buyer, it shall deliver to Seller on or prior to the date on which Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 (or any successor form) certifying that Buyer is exempt from U.S. federal backup withholding tax;

(ii)	If the Buyer is a Foreign Buyer, then, to the extent it is legally entitled to do so, such Buyer shall deliver to the Seller (in such number of copies as shall be requested by the Seller) on or prior to the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(A)	in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W 8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed originals of IRS Form W-8ECI (or any successor form);

(C)	in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in a form reasonably acceptable to Seller to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor form); or

(D)

to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or

other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)	Any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(iv)	If a payment made to Buyer under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(q) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3 (including by the payment of additional amounts pursuant to this Section 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3 with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this Section 3(q), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3(q) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(r) No additional payment shall be required for any claim by Buyer pursuant to Section 3(j) or Section 3(k) for any amount incurred more than one hundred eighty (180) days prior to the date that such person notifies the Seller in writing of the event that gives rise to such claim (with such written notice set forth in reasonable detail the event that give rise to such claim and the calculation of the additional amount required to be paid); provided, however, that if the circumstance giving rise to such increase cost or reduction is retroactive, then such one hundred eighty (180) day period shall be extended to include the period of retroactive effect thereof.

(s) On any Business Day prior to the Repurchase Date for the applicable Purchased Asset, Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of reducing the outstanding Purchase Price of such Purchased Asset without terminating the Transaction; provided, that Seller provides Buyer with one (1) Business Day prior notice with respect to any reduction in outstanding Purchase Price occurring on any date that is not a Remittance Date. In connection with any such reduction of outstanding Purchase Price pursuant to this Section 3(s), Buyer and Seller shall modify the existing Confirmation for the Transaction to set forth the new Purchase Price Percentage and outstanding Purchase Price for such Purchased Asset.

(t) If at any time prior to the Repurchase Date for the applicable Purchased Asset there exists Margin Availability with respect to such Purchased Asset, Seller may, on any Business Day, submit to Buyer a written request that Buyer transfer cash to Seller so as to increase the outstanding Purchase Price for such Purchased Asset in the amount (not to exceed the Margin Availability) requested by Seller (a “Margin Availability Advance”) which Margin Availability Advance shall increase the outstanding Purchase Price for such Purchased Asset. The Margin Availability Advance shall be funded by Buyer on the date requested by Seller which requested funding date shall be no earlier than one (1) Business Day following the date of Seller’s delivery of a request for a Margin Availability Advance if such written request is delivered by 11:00 a.m. New York City time on any Business Day. It shall be a condition to Buyer’s obligation to make any Margin Availability Advance that (i) as of the funding of such Margin Availability Advance, no Margin Deficit, monetary Default or material non-monetary Default or Event of Default is continuing or would result from the funding of such Margin Availability Advance, and (ii) the funding of the Margin Availability Advance would not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Facility Amount. In connection with any funding of a Margin Availability Advance pursuant to this Section 3(t), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Purchase Price Percentage and outstanding Purchase Price for such Purchased Asset.

(u) At any time prior to the Repurchase Date for the applicable Purchased Asset, in the event a future funding is made or is to be made by Seller pursuant to the Purchased Asset Documents for a Purchased Asset, Seller may submit to Buyer a request that Buyer either (A) transfer cash to Seller in an amount not less than $1,000,000 and not to exceed the Maximum Purchase Price Percentage multiplied by the Future Funding Amount of such future funding (a “Future Funding Advance”), which Future Funding Advance shall increase the outstanding Purchase Price for such Purchased Asset, or (B) increase the Market Value for such Purchased Asset by the Future Funding Amount then being advanced by Seller. It shall be a condition to Buyer’s obligation to make any Future Funding Advance pursuant to the foregoing sub-clause (A) or to increase the Market Value for a Purchased Asset by the Future Funding Amount pursuant to the foregoing sub-clause (B), as applicable, that (i) as of the funding of the Future Funding Advance, no Margin Deficit, monetary Default or material non-monetary Default or Event of Default is continuing or would result from the funding of such Future Funding Advance or as of the date such Purchased Asset’s Market Value is increased, no Event of Default is continuing or would result from such increase in the Market Value for such Purchased Asset, as applicable, (ii) the funding of the Future Funding Advance would not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Facility Amount, (iii) the Future Funding Advance would not cause the Concentration Limit to be exceeded, (iv) Seller shall have delivered to Buyer (a) a certification by Seller stating that all conditions precedent to the funding by Seller of such Future Funding Amount set forth in the related Purchased Asset Documents (including, if applicable, obligations relating to Mortgagor Hedging Transactions) have been satisfied (or, with respect to any conditions precedent relating to the time period for any advance notice required to be delivered by the Mortgagor, waived or deemed satisfied by Seller) and together with originals or copies of all documents, instruments or certificates delivered by the Mortgagor to Seller in connection therewith to the extent requested by Buyer, (b) an original note, if applicable, duly endorsed in blank, and originals or copies of any other new, amended, supplemented or modified Purchased Asset Documents in connection with such Future Funding Amount, (v) Buyer shall have verified in its commercially reasonable discretion that all conditions precedent to Buyer’s funding of a Future Funding Advance have been satisfied and (vi) Seller shall have paid to Buyer the related Funding Fee. If Seller requests that Buyer fund the Future Funding Advance pursuant to sub-clause (A) of this Section 3(u), then Buyer shall transfer cash to Seller as provided in this Section 3(u) (and in accordance with the wire instructions provided by Seller in such request) on the date requested by Seller, which date shall be no earlier than three (3) Business Days following Seller’s delivery of a modified Confirmation for the applicable Transaction in accordance with the following sentence. In connection with any funding of a Future Funding Advance or any increase to the Market Value of a Purchased Asset pursuant to this Section 3(u), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Maximum Purchase Price, Purchase Price Percentage and outstanding Purchase Price for such Purchased Asset and any other necessary modifications to the terms set forth on the existing Confirmation.

4.	MARGIN MAINTENANCE

If, on any Business Day, Buyer determines that the aggregate outstanding Purchase Price of all Purchased Assets exceeds the aggregate Maximum Purchase Price for all Purchased Assets (a “Margin Deficit”), then Buyer may by notice to Seller in writing (each, a “Margin Notice”) require Seller to cure such Margin Deficit, within three (3) Business Day after receipt of Buyer’s notice to Seller, by either delivering to Buyer (i) cash or (ii) additional collateral acceptable to Buyer in its sole and absolute discretion (including without limitation, Eligible Assets pursuant to the terms of this Agreement), in each case in an amount sufficient to reduce the aggregate outstanding Purchase Price for all Purchased Assets to an amount less than the aggregate Maximum Purchase Price for all Purchased Assets as determined by Buyer after giving effect to the delivery of cash or additional collateral by Seller to Buyer pursuant to this Section 4. Any cash delivered to Buyer pursuant to this Section 4 shall be applied by Buyer to reduce the outstanding Purchase Price of the Purchased Asset(s) causing the Margin Deficit.

In no case shall Buyer’s forbearance from delivering a Margin Notice to Seller at any time there is a Margin Deficit be deemed to waive such Margin Deficit or in any way limit, estop or impair Buyer’s right to deliver a Margin Notice at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset. Buyer’s rights under this Section 4 are cumulative and in addition to, and not in lieu of, any other rights of Buyer under the Transaction Documents or Requirements of Law.

5.	INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a) The Cash Management Account shall be established by Seller at Depository concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Cash Management Account. All Available Income in respect of the Purchased Assets received by the Servicer shall be deposited directly into the Cash Management Account in accordance with the terms of the Servicing Agreement. All such amounts transferred into the Cash Management Account shall be remitted by Depository in accordance with the applicable provisions of Sections 5(c), 5(d), 5(e) and 14(b)(iii) of this Agreement. Buyer covenants that it shall only give Depository instructions in accordance with the applicable provisions of Sections 5(c), 5(d), 5(e) and 14(b)(iii) of this Agreement.

(b) With respect to each Purchased Asset, Seller shall deliver to each Mortgagor, issuer of a participation interest and servicer (including the Servicer pursuant to the Servicing Agreement) of a Purchased Asset an irrevocable redirection letter (the “Redirection Letter”) in the form attached as Exhibit X to this Agreement, with simultaneous copies to Servicer and Buyer, instructing the Mortgagor, issuer or servicer, as applicable, to pay all amounts payable under the related Purchased Asset to the Cash Management Account. If a Mortgagor, issuer, servicer or other obligor forwards any Income with respect to a Purchased Asset to Seller or to any of its Affiliates rather than directly to the Cash Management Account, Seller shall (i) deliver an additional Redirection Letter to such Person, with a simultaneous copy to the Servicer and the Buyer, and make other commercially reasonable efforts to cause such Person to forward such amounts directly to the Cash Management Account, (ii) hold such amounts in trust for the benefit of Buyer and (iii) immediately deposit such amounts in the Cash Management Account.

(c) So long as no Event of Default shall have occurred and be continuing, all Available Income on deposit in the Cash Management Account in respect of the Purchased Assets during each Collection Period and on deposit in the Cash Management Account on the Remittance Date shall be applied by Depository on the related Remittance Date in the following order of priority, and all unscheduled Principal Payments in excess of $1,000,000 on deposit in the Cash Management Account at any time shall be applied by Depository on the second (2nd) Business Day immediately following the date any such unscheduled Principal Payment was deposited in the Cash Management Account in the following order of priority:

(i)	first, to remit to (a) Custodian an amount equal to any accrued and unpaid custodial fees and expenses and (b) Depository and Servicer an amount equal to the depository fee and the Unpaid Qualified Servicing Expenses, if any, respectively, due and payable on such Remittance Date;

(ii)	second, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all Purchased Assets as of such Remittance Date (it being acknowledged that this remittance shall not be applicable in connection with the application of any Principal Payments related to principal prepayments in part);

(iii)	third, to remit to Buyer and Seller, pro rata, on account of the Purchase Price of the Purchased Assets in respect of which a Principal Payment (or principal portion of net sales proceeds) has been received, based on the then current Purchase Price Percentage for such Purchased Assets;

(iv)	fourth, to remit to Buyer an amount equal to any unpaid fees, expenses and indemnity amounts due from Seller under the Transaction Documents; and

(v)	fifth, to remit to Seller the remainder, if any.

(d) Notwithstanding Section 5(c) above, after the second (2nd) anniversary of the Initial Facility Termination Date, so long as no Event of Default shall have occurred and be continuing and the facility has not been terminated, all Available Income on deposit in the Cash Management Account in respect of the Purchased Assets during each Collection Period and on deposit in the Cash Management Account on the Remittance Date shall be applied by Depository on the related Remittance Date in the following order of priority, and all unscheduled Principal Payments in excess of $1,000,000 on deposit in the Cash Management Account shall be applied by Depository on the second (2nd) Business Day immediately following the date any such unscheduled Principal Payment was deposited in the Cash Management Account in the following order of priority:

(i)	first, to remit to (a) Custodian an amount equal to any accrued and unpaid custodial fees and expenses and (b) Depository and Servicer an amount equal to the depository fee and the Unpaid Qualified Servicing Expenses, if any, respectively, due and payable on such Remittance Date;

(ii)	second, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all Purchased Assets as of such Remittance Date (it being acknowledged that this remittance shall not be applicable in connection with the application of any Principal Payments related to principal prepayments in part);

(iii)	third, to remit to Buyer and Seller, pro rata, on account of the Purchase Price of the Purchased Assets in respect of which a Principal Payment (or principal portion of net sales proceeds) has been received, based on the then current Purchase Price Percentage for such Purchased Assets; provided, that if the application of such payment to Seller would cause the Concentration Limit to be exceeded, Buyer shall receive an additional amount equal to the lesser of (a) fifty percent (50)% of the amount that would otherwise be distributed to Seller pursuant to this clause third or (b) an amount equal to the amount required so that after giving effect to such payment the Concentration Limit is not exceeded;

(iv)	fourth, to remit to Buyer an amount equal to any unpaid fees, expenses and indemnity amounts due from Seller under the Transaction Documents; and

(v)	fifth, to remit to Seller the remainder, if any.

(e) Prior to the application of funds pursuant to Section 5(d)(iii), and so long as no monetary Default, material non-monetary Default or Event of Default is continuing and Guarantor is maintaining its status as a publicly traded REIT, Seller shall be entitled upon written request to Buyer to receive the amount of funds not to exceed (a) (i) the sum of (A) ninety percent (90%) of the “real estate investment trust taxable income,” within the meaning of Section 857(b)(2) of the Code and (B) ninety percent (90%) of the excess of the “net income from foreclosure property” within the meaning of Section 857(b)(4)(A) of the Code, minus (ii) any “excess noncash income,” as determined under Section 857(e) of the Code, in each case calculated with respect to amounts recognized by the Guarantor in respect of the Purchased Assets for U.S. federal income tax purposes, as certified by the Seller to the Buyer in a written notice setting forth, to Buyer’s reasonable satisfaction, the calculation thereof; minus (b) any distributions previously made to Seller pursuant to Section 5(d). For the avoidance of doubt, the foregoing amount will be calculated without regard to Guarantor’s ability to declare a consent dividend pursuant to Section 565 of the Code.

(f) If an Event of Default shall have occurred and be continuing, and in the event Buyer has not elected to exercise the remedy of a “sale” or “deemed sale” in accordance with Section 14(b)(iii) herein, all Available Income received by Buyer, Servicer or Depository in respect of the Purchased Assets during each Collection Period and on deposit in the Cash Management Account shall be applied by Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account in the following order of priority:

(i)	first, to remit to (a) Custodian an amount equal to any accrued and unpaid custodial fees and expenses and (b) Depository and Servicer an amount equal to the depository fee and the Unpaid Qualified Servicing Expenses, if any, respectively, due and payable as of such Business Day;

(ii)	second, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all Purchased Assets as of such Business Day;

(iii)	third, to make a payment to Buyer on account of the Repurchase Price of the Purchased Assets until the Repurchase Price for all Purchased Assets has been reduced to zero;

(iv)	fourth, to remit to Buyer an amount equal to any unpaid fees, expenses and indemnity amounts due from Seller under the Transaction Documents; and

(v)	fifth, to remit to Seller the remainder, if any.

(g) Notwithstanding anything herein to the contrary, on each Remittance Date Seller shall pay to Buyer the accrued and unpaid Price Differential and pay to Custodian, Depository and Servicer their fees and expenses (to the extent then due and payable), in each case, regardless of whether there are sufficient funds in the Cash Management Account on such Remittance Date.

(h) All Underlying Purchased Asset Reserves must be held and applied by Servicer in accordance with Section 29 hereof, the Servicing Agreement and the applicable Purchased Asset Documents.

6.	SECURITY INTEREST

(a) Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of its right, title, and interest in the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the other Transaction Documents:

(i)	the Purchased Assets, Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, insurance relating to the Purchased Assets, Underlying Purchased Asset Reserves, and collection and escrow accounts relating to the Purchased Assets;

(ii)	the Cash Management Account and all financial assets (including, without limitation, all security entitlements with respect to all financial assets) from time to time on deposit in the Cash Management Account;

(iii)	all “general intangibles”, “accounts”, “chattel paper” and “instruments” as defined in the UCC relating to or constituting any or all of the foregoing; and

(iv)	all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(b) For purposes of the grant of the security interest pursuant to Section 6 of this Agreement, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”) and shall endeavor to forward copies of such Filings to Seller upon completion thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file such Filings and amendments thereto that (1) indicate the Collateral (i) as “all assets of the debtor” or such other super-generic description thereof having similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code as in effect in any other applicable jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Seller is an organization, the type of organization and any organization identification number issued to Seller.

(c) Buyer’s security interest in a Purchased Asset or the Collateral as a whole, shall terminate only upon (i) in the case of an individual Purchased Asset, the repurchase thereof in accordance with the terms of this Agreement and (ii) in the case of the Collateral as a whole, the repayment in full of the Repurchase Price and satisfaction of the Repurchase Obligations. Upon such payment of the Repurchase Price and satisfaction of the Repurchase Obligations, Buyer shall release its security interest in the Collateral, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable in order to terminate the Filings, and return the Purchased Assets and all Purchased Asset Documents (or approve the return by the Custodian, as applicable) to Seller or Seller’s designee, in each case at Seller’s sole cost and expense.

(d) Seller hereby pledges to Buyer as security for the performance by Seller of its obligations under the Transactions and the Transaction Documents and hereby grants to Buyer a first priority security interest in all of Seller’s right, title and interest in and to the Cash Management Account and all amounts and property from time to time on deposit therein and all replacements, substitutions or distributions on or proceeds, payments and profits of, and records and files relating to, the Cash Management Account.

(e) Buyer and Seller agree that the grant of a security interest under this Section 6 shall not constitute or result in the creation or assumption by Buyer of any Assumed Obligations or other obligation of Seller or any other Person in connection with any Purchased Asset, or any

Mortgagor Hedging Transaction whether or not Buyer exercises any right with respect thereto. Prior to Buyer’s exercise of remedies pursuant to Section 14(b)(iii) or (iv) of this Agreement upon the occurrence and during the continuance of an Event of Default, Seller shall remain liable under the Purchased Assets, each Mortgagor Hedging Transaction and the Purchased Asset Documents to perform all of the Assumed Obligations thereunder to the same extent as if the Transaction Documents had not been executed. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, upon Buyer’s exercise of remedies pursuant to Section 14(b)(iii) or (iv) of this Agreement following an Event of Default, Buyer will simultaneously assume the Assumed Obligations without further act or deed.

7.	PAYMENT, TRANSFER AND CUSTODY

(a) On the Purchase Date for each Transaction, (a) ownership of and title to the Purchased Assets and all rights thereto shall be transferred to and vest in the Buyer against the simultaneous transfer of the Purchase Price to Seller or its designee pursuant to wiring instructions specified by Seller in the Confirmation relating to such Transaction and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Assumed Obligations) in and to such Purchased Asset, together with all related Servicing Rights. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101 (47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.

(b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer the Custodial Delivery Certificate or, if Seller shall cause a Bailee to deliver to Buyer a Bailee Letter and Bailee Trust Receipt in connection with such Purchased Asset, then Seller shall deliver such Bailee Letter and Bailee Trust Receipt to Buyer on or before such Purchase Date and deliver or cause to be delivered such Custodial Delivery Certificate to Buyer by the third (3rd) Business Day after the related Purchase Date. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to Custodian or Bailee, as applicable, the following documents (collectively, the “Purchased Asset File”) pertaining to each of the Purchased Assets identified in the Custodial Delivery Certificate delivered therewith; provided, that Seller shall deliver a certificate of an Authorized Representative of Seller certifying that any copies of documents delivered represent true and correct copies of the originals of such documents; provided, further that to the extent copies of documents are delivered on the Purchase Date for a Purchased Asset, Seller will deliver to Custodian originals of such Purchased Asset Documents that are in Seller’s or Bailee’s possession within ten (10) Business Days of the Purchase Date for the related Purchased Asset and will thereafter use commercially reasonable discretion to obtain and deliver to Custodian originals of such Purchased Asset Documents:

(i)

The original executed Mortgage Note, A-Note, Mezzanine Note or participation certificate, as applicable (and, if applicable, one or more original allonges or endorsements thereto) bearing all intervening endorsements, endorsed “Pay to the order of without recourse” and signed in the name of the Seller (in the event that the Purchased Asset was acquired by Seller or an Affiliate of Seller in a merger, the signature must be in the following form: “[Seller]/[Affiliate of Seller], successor by merger to [name of predecessor]”; or in the event that the Purchased Asset was acquired or originated by Seller or an Affiliate of Seller while doing business under another name, the signature must be in the following form: “[Seller]/[Affiliate of Seller], formerly known as [previous name]”).

(ii)	An original or copy of any guarantee executed in connection with the Mortgage Note.

(iii)	The original Mortgage with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller certifying that such copy represents a true and correct copy of the original and, that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(iv)	The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such copies represent true and correct copies of the originals and, that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(v)	The original Assignment of Mortgage in blank for each Purchased Asset, in form and substance acceptable for recording and acceptable to Buyer and signed in the name of the Seller (in the event that the Purchased Asset was acquired by Seller or an Affiliate of Seller in a merger, the signature must be in the following form: “[Seller]/[Affiliate of Seller], successor by merger to [name of predecessor]”; or in the event that the Purchased Asset was acquired or originated by Seller or an Affiliate of Seller while doing business under another name, the signature must be in the following form: “[Seller]/[Affiliate of Seller], formerly known as [previous name]”).

(vi)	The originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such copies represent true and correct copies of the originals and, that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(vii)	An original or copy of the loan agreement executed in connection with the Purchased Asset.

(viii)	An original or copy of the attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, a copy of the signed pro forma mortgagee title insurance policy or irrevocable marked commitment to issue the mortgagee title insurance policy.

(ix)	An original or copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Asset (if any).

(x)	The original assignment of assignment of leases and rents in blank for each Purchased Asset, in form and substance otherwise acceptable to Buyer and signed in the name of the Seller (in the event that the Purchased Asset was acquired by Seller or an Affiliate of Seller in a merger, the signature must be in the following form: “[Seller]/[Affiliate of Seller], successor by merger to [name of predecessor]”; or in the event that the Purchased Asset was acquired or originated by Seller or an Affiliate of Seller while doing business under another name, the signature must be in the following form: “[Seller]/[Affiliate of Seller], formerly known as [previous name]”), together with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such copies represent true and correct copies of the original and, that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(xi)	The originals of any assignments of leases and rents, together with all intervening assignments of assignment of leases and rents, if any, with evidence of recording thereon, or copies thereof together with an officer’s certificate of Seller certifying that such copies represent true and correct copies of the originals and, that such originals have been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located (if any).

(xii)	A copy of the UCC financing statements, certified as true and correct by Seller, and all necessary UCC continuation statements with evidence of filing thereon or copies thereof certified by Seller that such financing statements have been sent for filing, and UCC assignments in blank, which UCC assignments shall be in form and substance acceptable for filing in the applicable jurisdictions.

(xiii)	An original or copy of the environmental indemnity agreement or similar guaranty or indemnity (if any).

(xiv)	An original omnibus assignment in blank of all other agreements and instruments relating to the Purchased Asset, executed by Seller.

(xv)	A disbursement letter or settlement statement from the Mortgagor to the original mortgagee (if any and if received by Seller).

(xvi)	Mortgagor’s certificate or title affidavit (if any and if received by Seller).

(xvii)	A copy of a Survey (if any).

(xviii)	An original or copy of the Mortgagor’s opinion of counsel, and, if applicable any opinion of counsel to any underlying guarantors (if any).

(xix)	A copy of any management agreements and assignment, conditional assignment or subordination of management agreements, assignment of permits, assignment of contracts and assignment of other material agreements (if any).

(xx)	An original or copy of any assignment of Mortgagor Hedging Documents (if any) (and a copy of all Mortgagor Hedging Documents (if any)).

(xxi)	The original of all letters of credit issued and outstanding as security for such Purchased Asset (if any), with any modifications, amendments or endorsements necessary to permit Buyer to draw upon them when and if it is contractually permitted to do so pursuant to this Agreement (if any).

(xxii)	Copies or originals of all other material letters, agreements, instruments and certificates relating to the Purchased Asset, including without limitation intercreditor agreements, co-lender agreements, participation agreements, administrative agreements, junior debt documents, A-Notes, Mezzanine Notes and participation certificates, if any.

(c) From time to time, Seller shall forward to Custodian additional original documents, including but not limited to the original of all letters of credit issued after the Purchase Date for a Purchased Asset, delivered to Seller (or in Seller’s control) or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, Custodian shall hold such other documents on behalf of Buyer as Buyer shall request pursuant to the Custodial Agreement. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Custodian a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to Custodian promptly when they are received. With respect to all of the Purchased Assets delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power during the occurrence and continuance of an Event of Default and, subject to the following sentence, during the occurrence and continuance of a monetary Default or material non-monetary Default. If a monetary Default or a material non-monetary Default has occurred and is continuing and Buyer has requested in writing that Seller take or cause to be taken any action that Buyer deems reasonably necessary to preserve Buyer’s ability to enforce upon the Purchased Assets as and when permitted pursuant to Section 14(b) hereof (which writing shall include a statement that Buyer will exercise its power of attorney if Seller fails to take or cause to be taken such action requested by Buyer), and Seller has not complied with any such request promptly following receipt thereof, then Buyer may exercise its power of attorney during the existence and continuation of any such monetary Default or material non-monetary Default, as the case may be, as Buyer deems reasonably necessary to preserve Buyer’s ability to enforce upon the Purchased Assets as and when permitted pursuant to Section 14(b) hereof. The power of attorney may be used to (i) complete and record any Assignment of Mortgage and assignment of Assignment of Leases, (ii) complete the endorsement of any Mortgage Note, Mezzanine Note, A-Note or participation certificate, as applicable, and (iii) take such other steps as may be reasonably necessary or desirable to enforce Buyer’s rights against any Purchased Assets and the related Purchased Asset Files and the Servicing Records. Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with Custodian to be held by the Custodian on behalf of Buyer. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Asset Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including Custodian) shall release its custody of the Purchased Asset Files only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law.

(d) For each Purchased Asset pursuant to which a Bailee Letter and Bailee Trust Receipt was delivered, no later than three (3) Business Days following the related Purchase Date, Seller shall deliver or cause to be delivered and released to Custodian, all of the documents described in Section 7(b) of this Agreement for such Purchased Asset. Seller and Buyer hereby agree that if Seller fails to deliver or cause to be delivered to Custodian all the documents comprising the Purchased Asset File for a Purchased Asset within three (3) Business Days of the related Purchase Date, such third (3rd) Business Day after the related Purchase Date shall be the Repurchase Date with respect to such Purchased Asset and Seller shall repurchase such Purchased Asset on such date at the Repurchase Price.

(e) Subject to automatic revocation upon the occurrence and during the continuation of an Event of Default as set forth below, and subject to the terms of this Agreement (including Sections 11(g), 12(u) and 29 of this Agreement), the Servicing Agreement and the other Transaction Documents, Buyer hereby appoints and authorizes Seller to act as Buyer’s agent for purposes relating to the “Lender” or, in the case of any Senior Interest, “Participant”, under the Purchased Asset Documents and to take such actions on Buyer’s behalf under the Purchased Asset Documents and to exercise such powers and perform such duties as are necessary under the Purchased Asset Documents to administer the Purchased Assets (including, without limitation, (i) entering into amendments, modifications and waivers to, under or in connection with the Purchased Asset Documents, (ii) releasing and otherwise dealing with any collateral for such Purchased Asset, (iii) receiving all notices and deliveries delivered by the obligor(s) under the Purchased Asset Documents, (iv) consenting to or approving any matter which requires “Lender’s” or, in the case of any Senior Interest, “Participant’s”, consent or approval under the Purchased Asset Documents, (v) administering all matters related to additional advances to be provided under any Purchased Asset Document, including, if applicable, making out of its own funds, any additional advances pursuant to the terms of the related Purchased Asset Documents, (vi) enforcement and related remedies under the Purchased Asset Documents and (vii) exercising all voting, consent and corporate rights with respect to the Purchased Assets), together with such powers as are reasonably incidental thereto; provided, that Seller shall not effectuate any Significant Purchased Asset Modification without Buyer’s prior written consent thereto, which consent may be granted or withheld in Buyer’s commercially reasonable discretion in the case of clause (A) of the definition of Significant Purchased Asset Modification, and in Buyer’s sole and absolute discretion in the case of clause (B) of the definition of Significant Purchased Asset Modification; provided, further that Seller shall not take any action adverse to or materially inconsistent with the interests of the “Lender” or, in the case of any Senior Interest, “Participant”, under the Purchased Asset Documents. Upon the occurrence of and during the continuance of an Event of Default, Seller’s power and authority to act as Buyer’s agent and to take actions with respect to the Purchased Assets on behalf of Buyer or otherwise pursuant to this Section 7(e) shall automatically terminate and be revoked.

8.	SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a) Title to all Purchased Assets shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Assets, subject, however, to the terms of this Agreement and the Purchased Asset Documents. Nothing in this Agreement nor any other Transaction Document shall preclude Buyer or its designee from engaging in repurchase transactions with the Purchased Assets or otherwise selling, pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets, all on terms that Buyer may determine in its discretion; provided, that (i) Buyer shall retain control and authority over its rights and obligations under the Transaction Documents and/or under any Transaction, (ii) any such sale, pledge, repledge, transfer, hypothecation or rehypothecation shall be to an Eligible Assignee and shall not be to a Prohibited Transferee, (iii) no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Date (or Early Repurchase Date or Early Facility Termination Date, as applicable) free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim and (iv) Seller shall have no liability for any costs incurred by Buyer in connection with any such transaction.

(b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset Documents shall remain in the custody of Seller or an Affiliate of Seller other than pursuant to the terms of the Custodial Agreement.

9.	RECOURSE

Seller hereby acknowledges that all obligations of Seller hereunder are recourse obligations of Seller.

10.	REPRESENTATIONS AND WARRANTIES

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal, (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf, (iv) it has obtained all authorizations of any Governmental Authority required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance or rule applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations and warranties made by it.

(b) In addition to the representations and warranties in Section 10(a) above, Seller represents and warrants to Buyer that as of the Closing Date, as of each Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of each date any Transaction is outstanding hereunder:

(i)	Organization. Seller is duly formed, validly existing and in good standing under the laws and regulations of the state of Seller’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business, except where failure to so qualify or hold a license would not be reasonably likely to have a Material Adverse Change. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)	Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)

Non-Contravention; Consents. None of the execution and delivery of the Transaction Documents, the consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any material contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirements of Law, in the case of clauses (ii)-(iv) above, to the extent that such conflict or breach would have a Material Adverse Change. Seller has all material licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Assets and for the performance of its obligations under the Transaction Documents.

(iv)	Litigation; Requirements of Law. Except as otherwise disclosed in writing to Buyer, there is no action, suit, proceeding, investigation, or arbitration pending or, to the Knowledge of Seller, threatened against Seller, Pledgor, Guarantor or any Originator or any of their respective assets which could reasonably be expected to result in any Material Adverse Change. Seller is in compliance in all material respects with all Requirements of Law and neither Seller nor Guarantor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(v)	No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vi)	Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Asset by Buyer from Seller, Seller owned such Purchased Asset free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Asset to Buyer and, upon transfer of such Purchased Asset to Buyer, Buyer shall be the owner of such Purchased Asset free of any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement and the other Transaction Documents. If contrary to the intention of the parties hereto, any Transaction is characterized as a secured financing of the related Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Collateral related to such Purchased Assets to the extent such security interest can be perfected by filing or by delivery to and possession by Custodian, and Buyer shall have a valid, perfected first priority security interest in such Purchased Assets.

(vii)	No Default. No Event of Default or, to Seller’s Knowledge, no Default (unless disclosed to Buyer in writing) has occurred and is continuing under or with respect to the Transaction Documents.

(viii)	Representations and Warranties Regarding the Purchased Assets; Delivery of Purchased Asset File. Each Purchased Asset sold hereunder, conforms to the representations and warranties set forth in Exhibit VI, Exhibit VII, or Exhibit VIII, as applicable, except as disclosed to Buyer in an Approved Exceptions Report. It is understood and agreed that the representations and warranties set forth in Exhibit VI, Exhibit VII, or Exhibit VIII, as applicable, as modified by any Approved Exception Report, if any, shall survive delivery of the respective Purchased Asset File to Buyer or its designee (including Custodian) to the extent permitted by applicable law. With respect to each Purchased Asset, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Asset have been delivered or shall be delivered in accordance with Section 7(c) to Buyer or Custodian on its behalf. Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents the originals of which have been delivered to Custodian and except as disclosed to and approved by Buyer in writing.

(ix)	Adequate Capitalization; No Fraudulent Transfer. Seller has, as of the Purchase Date and as of the date of any Future Funding Advance or Margin Advance hereunder, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller is not insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the Insolvency Laws of any jurisdiction relevant to any such determination in respect of Seller. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(x)	Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(xi)	Ownership. The direct, and to the extent depicted, the indirect, ownership interests in Seller and Guarantor are as set forth on the organizational chart attached hereto as Exhibit IX.

(xii)	Organizational Documents. Seller has delivered or caused to be delivered to Buyer certified copies of the organizational documents of Seller, Pledgor, Guarantor and, prior to entering into any Transaction involving a Purchased Asset transferred to Seller by an Originator, the applicable Originator, together with all amendments thereto, if any.

(xiii)	No Encumbrances. Subject to the terms of this Agreement, there are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets, and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets.

(xiv)	Federal Regulations. Seller is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xv)	Taxes. Seller has filed or caused to be filed all required federal income tax returns which to the Knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all Taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no Tax liens have been filed against any of Seller’s assets and, to Seller’s Knowledge, no claims are being asserted with respect to any such Taxes, fees or other charges.

(xvi)	ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

(xvii)	Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller, Pledgor, Guarantor or, in connection with any Purchased Asset acquired by Seller from an Originator, and that remains subject to a Transaction, the applicable Originator, in each case, unsatisfied of record or docketed in any court located in the United States of America and no Insolvency Event has ever occurred with respect to Seller, Guarantor or, in connection with any Purchased Asset acquired by Seller from an Originator and that remains subject to a Transaction, the applicable Originator.

(xviii)	Full and Accurate Disclosure. No information contained in the Transaction Documents or any written statement furnished to Buyer by or on behalf of Seller or Guarantor contains any untrue statement of a material fact or, to Seller’s Knowledge, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xix)	Financial Information. All financial data concerning Seller that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller, or in the results of operations of Seller, which change is reasonably likely to result in a Material Adverse Change.

(xx)	Payment Instructions. On or before the Purchase Date for each Purchased Asset, Seller has instructed the related Mortgagor, borrower or other obligor, as applicable, in writing to pay all amounts due to Seller under such Purchased Asset to the Cash Management Account.

(xxi)	Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is specified in Annex I hereto. Seller’s jurisdiction of formation is Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is Seller’s address for notices specified in Annex I hereto.

(xxii)	Prohibited Person. None of the funds or other assets of Seller, Pledgor, Guarantor or Originator constitute property of, or are, to Seller’s Knowledge, beneficially owned, directly or indirectly, by a Prohibited Person with the result that the investment in Seller, Pledgor, Guarantor or Originator, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement by Buyer is in violation of law; (b) to Seller’s Knowledge, no Prohibited Person has any interest of any nature whatsoever in Seller, Pledgor, Guarantor or Originator, as applicable, with the result that the investment in Seller, Pledgor, Guarantor or Originator, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; (c) to Seller’s Knowledge, none of the funds of Seller, Pledgor, Guarantor or Originator, as applicable, have been derived from any unlawful activity with the result that the investment in Seller, Pledgor, Guarantor or Originator, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law; (d) to Seller’s Knowledge, none of Seller, Pledgor, Guarantor or Originator has conducted or will conduct any business or has engaged or will engage in any transaction dealing (whether directly or indirectly) with any Prohibited Person; and (e) none of Seller, Pledgor, Guarantor or Originator is a Prohibited Person or has been convicted of a felony or a crime which if prosecuted under the laws of the United States of America would be a felony.

11.	NEGATIVE COVENANTS OF SELLER

On and as of the Closing Date and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not and shall not permit any Affiliate of Seller to without the prior written consent of Buyer:

(a) take any action which would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets;

(b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset with any Person other than Buyer;

(c) change Seller’s name or its jurisdiction of organization from the jurisdiction referred to in Section 10(b)(xxi) unless it shall have provided Buyer twenty (20) days’ prior written notice of such change;

(d) create, incur or permit to exist any Lien in or on any Purchased Asset, except for Permitted Liens;

(e) create, incur or permit to exist any Lien (other than Permitted Liens) in or on any of the other Collateral subject to the security interest granted by Seller pursuant to Section 6 of this Agreement;

(f) modify in any material respect or terminate any of the organizational documents of Seller;

(g) consent or assent to any Significant Purchased Asset Modification to any Purchased Asset without Buyer’s prior written consent, which consent may be granted or withheld, in Buyer’s commercially reasonable discretion in the case of clause (A) of the definition of Significant Purchased Asset Modification, and in Buyer’s sole and absolute discretion in the case of clause (B) of the definition of Significant Purchased Asset Modification;

(h) admit any additional members in Seller, or permit the respective sole member of Seller to assign or transfer all or any portion of its membership interests in Seller;

(i) take any action, file any Tax return, or make any election inconsistent with the treatment of Seller, for purposes of federal, state and local income taxes, as a disregarded entity that is not separate from its member, including making an election under Section 301.7701-3(a) of the Treasury Regulations to be treated as an association taxable as a corporation for federal income tax purposes;

(j) after the occurrence and during the continuation of any Default or any Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; or

(k) send a Redirection Letter, instruction letter or otherwise instruct any Mortgagor, issuer of a participation interest, servicer (including the Servicer pursuant to the Servicing Agreement), borrower, participant or any other obligor, as applicable, to make any payment on such Purchased Asset to any account other than the Cash Management Account.

12.	AFFIRMATIVE COVENANTS OF SELLER

(a) Seller shall promptly notify Buyer if, to Seller’s Knowledge and in Seller’s commercially reasonable judgment any Material Adverse Change shall have occurred; provided, however, that such notice shall not relieve Seller of its other obligations under this Agreement and Seller’s failure to deliver any such notice shall not result in a Default or give rise to an Event of Default unless the failure of Seller to give such notice was due to Seller’s bad faith or willful misconduct.

(b) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10.

(c) Seller (1) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, all Liens (other than Permitted Liens), security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer’s request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets in the event such Transactions are recharacterized as secured financings.

(d) Seller shall notify Buyer of the occurrence of any Default or Event of Default or breach of any representation or warranty, including any MTM Representation, in each case of which Seller has Knowledge as soon as possible but in no event later than two (2) Business Days after Seller obtains Knowledge of such event.

(e) Seller shall cause each Mortgagor Hedging Transaction to be pledged to Buyer as Collateral hereunder.

(f) Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver or cause Servicer to deliver to Buyer (i) any notice of the occurrence of an event of default under any Purchased Asset Document, (ii) notice and a copy of each material modification of any Purchased Asset Documents consented to in writing by Seller, including such modifications which do not constitute a Significant Purchased Asset Modification, and (iii) any other information with respect to any Purchased Asset as may be reasonably requested by Buyer from time to time.

(g) Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of Section 16 and any other confidentiality agreement between Buyer and Seller.

(h) At any time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver to Buyer such further instruments and documents and take such further actions as Buyer may request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

(i) Seller (or Servicer on its behalf) shall provide Buyer with the following financial and reporting information:

(i)	Within forty-five (45) days after the last day of each of the first 3 calendar quarters in any fiscal year, Guarantor’s consolidated and unaudited statements of operations for such quarter and statements of assets, liabilities and net assets as of the end of such quarter, in each case presented fairly in accordance with GAAP and accompanied by an officer’s certificate in the form of Exhibit IV hereto;

(ii)	Within ninety (90) days after the last day of its fiscal year, Guarantor’s consolidated and audited statements of operations, statements of cash flows and statements of changes in net assets for such year and statements of assets, liabilities and net assets as of the end of such year, in each case presented fairly in accordance with GAAP and accompanied by an officer’s certificate in the form of Exhibit IV hereto;

(iii)	Within forty-five (45) days after the last day of each calendar quarter in any fiscal year, any and all property level financial information that is in the possession of Seller or any Affiliate of Seller (including without limitation operating statements and occupancy reports), together with a report by Seller or Servicer summarizing the property performance made available to Seller with respect to each Purchased Asset (or, with respect to a portfolio of Purchased Assets, a consolidated summary of performance of the entire portfolio), which report shall set forth the net operating income, debt yield calculation, debt service coverage ratio, occupancy, RevPAR (for Hotel Purchased Assets) and sales/square footage (for retail properties) with respect to each Purchased Asset;] provided, however, that if the property level financial information is not required to be delivered to Seller within 30 days after the last day of each calendar quarter in any fiscal year, Seller shall deliver such reports to Buyer within seven (7) Business Days following Seller’s receipt thereof.

(iv)	Within fifteen (15) calendar days following Buyer’s request (not to be made more than once per calendar year with respect to any Purchased Asset), at Buyer’s sole cost and expense (so long as no Event of Default or monetary or material non-monetary Default has occurred and is continuing) or at Seller’s sole cost and expense (if an Event of Default or monetary or material non-monetary Default has occurred and is continuing), engage an Independent Appraiser to conduct a new Appraisal with respect to the Mortgaged Property relating to any Purchased Asset, and deliver such new Appraisal promptly following Seller’s receipt of a final version of the same; provided, that if such new Appraisal indicates a material reduction in the value of the Mortgaged Property from the value stated in any immediately preceding Appraisal delivered by Seller to Buyer with respect to such Mortgaged Property, then Seller shall promptly reimburse Buyer for the cost of such new Appraisal; and

(v)	Seller shall promptly notify Buyer (and in any event, within two (2) Business Days) of the prohibition of Guarantor from making new investments in Eligible Assets accordance with the Guarantor’s governing documents.

(j) Seller shall at all times comply in all material respects with Requirements of Law having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(k) Seller shall and shall cause Guarantor to at all times keep proper books and records of accounts in which true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(l) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all Taxes, levies, liens and other charges, if any, on its assets and on the Collateral that, in each case, in any manner would create any Lien upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(m) Seller shall advise Buyer in writing of any change in Seller’s name or organizational structure or the places where the books and records pertaining to the Purchased Assets are held not less than fifteen (15) Business Days prior to taking any such action.

(n) Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or its designated representative, with information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.

(o) Seller shall provide Buyer with reasonable access to any operating statements, any occupancy status and any other property level information, with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request.

(p) Seller covenants and agrees that none of Seller, Pledgor or Guarantor will Knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order 13224 issued on September 24, 2001. Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that none of Seller, Pledgor or Guarantor has to its Knowledge engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

(q) Seller shall notify Buyer promptly (and in any event, within five (5) Business Days) of the occurrence of any event that is reasonably likely to result in a Change of Control.

(r) Seller shall deliver to Buyer an opinion of counsel in form and substance reasonably satisfactory to Buyer with respect to any Eligible Asset transferred to Seller from an Affiliate of Seller or purchased for consideration other than cash that such transfer or purchase by Seller constitutes a true sale of such Eligible Asset to Seller.

(s) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement, the Fee Letter and the other Transaction Documents, including, without limitation, (i) the Commitment Fee, which shall be due and payable by Seller on the Closing Date; (ii) the Extension Fee, which shall be due and payable by Seller on each date the Seller extends the Facility Termination Date and (iii) the Funding Fee, which shall be due and payable by Seller on the related Purchase Date for a Purchased Asset.

(t) Seller shall enforce a Mortgagor’s obligation to extend, renew or replace a Mortgagor Hedging Transaction with respect to a Purchased Asset on or prior to the maturity date for such Mortgagor Hedging Transaction such that at all times such Purchased Asset is subject to a legal, valid and binding Mortgagor Hedging Transaction.

(u) Seller agrees to the following with respect to any Purchased Asset for which an event of default has occurred and is continuing under the related Purchased Asset Documents or the Purchased Asset is otherwise subject to a forbearance or other restructuring agreement:

(i)

Seller shall cooperate and consult with Buyer in connection with the development of any strategic plans or making of any material decision with respect to the resolution of such Purchased Asset, keep Buyer informed on an ongoing basis of the developments in any such resolution process, including delivering to Buyer (i) copies of any notices or material correspondence between the Buyer and the Mortgagor or other lenders or participants under such Purchased Asset, and (ii) copies of all filings in any litigation or other proceeding, and copies of any and all amendments, waivers or modifications with respect to such Purchased Asset;

(ii)	Seller acknowledges that unless otherwise agreed to by Seller and Buyer, any such foreclosure or other proceeding shall be pursued by Servicer (or any special servicer appointed pursuant to Section 29(a) of this Agreement) pursuant to the Servicing Agreement and, if reasonably necessary to pursue any such resolution and enforce the rights of lender or participant, under the related Purchased Asset Documents, Seller and Buyer may determine to complete and record assignment documents and allonges described in Section 7(e) of this Agreement with respect to such Purchased Asset Documents in order to pursue such resolution; and

(iii)	if such event of default gives rise to the right of lender or participant under the related Purchased Asset to foreclose upon or direct or consent to the foreclosure upon the related Mortgaged Property or Capital Stock pledged as collateral security for a Mezzanine Loan, as applicable, and Seller, in its commercially reasonable judgment, has determined that there is no longer a reasonable possibility of a workout or other resolution with the applicable Mortgagor and that the foreclosure of the related Mortgaged Property or Capital Stock is inevitable or imminent (whether by a foreclosure sale pursuant to a judgment of foreclosure, a non-judicial foreclosure, a deed-in-lieu of foreclosure or other available methods of taking title to the Mortgaged Property or Capital Stock), then, promptly following such determination by Seller, Seller shall repurchase the applicable Purchased Asset from Buyer. Without limiting the foregoing, Seller shall repurchase a Purchased Asset pursuant to Section 3.1(d)(i) before Seller or Servicer or any third party servicer in the case of an A-Note, Mezzanine Loan or Participation Interest completes any foreclosure or power of sale proceeding or accepts a deed-in-lieu of foreclosure of a Purchased Asset or otherwise converts a Purchased Asset to REO property.

(v) Seller shall provide Buyer notice of the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitral proceedings before any Governmental Authority (including any foreclosure proceeding) that (i) affects Seller, Guarantors, Pledgor, any Purchased Asset, the Pledged Collateral or any underlying Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Transaction Document, any Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Change.

13.	SPECIAL PURPOSE ENTITY

Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as any of the Transaction Documents shall remain in effect:

(a) It was formed solely for the purpose of (i) originating, acquiring, owning, holding, administering, financing, servicing, managing, enforcing and disposing, directly and subject to this Agreement, the Purchased Assets and assets being offered as New Assets pursuant to this Agreement, and any incidental property relating to the foregoing, (ii) engaging in the Transactions and (iii) performing its obligations under the Transaction Documents.

(b) It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due.

(c) It has complied and will comply in all material respects with the provisions of its certificate of formation and its limited liability company agreement.

(d) It has done or caused to be done and will, to the extent under its control, do all things necessary to materially comply with all limited liability company formalities and to preserve its existence.

(e) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members and any other Person, and it will file its own Tax returns, if any, which are required by law (except to the extent consolidation is required or permitted under GAAP or has been elected or is mandatory under the Code or the Tax law of any State (in the case of Tax returns) or is required as a matter of law), provided, however, that Seller’s assets may be included in a consolidated financial statements and Tax returns of Guarantor; provided, further, that, (i) an appropriate notation shall be made on such consolidated financial statement to indicate the separateness of Seller from Guarantor and to indicate that Seller’s assets and liabilities are not available to satisfy the debts and other obligations of Guarantor or any other Person and (ii) such assets shall also be listed on Seller’s own separate balance sheet.

(f) It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate), shall correct any Known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself as a division or part of any of its Affiliates, shall maintain and utilize separate stationery, invoices and checks, and shall pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

(g) It has not owned and will not own any property or any other assets other than the Collateral, cash, interests in hedges and Eligible Assets that are to be offered as Purchased Assets or that have been repurchased.

(h) It has not engaged and will not engage in any business other than the origination, acquisition, ownership, hedging, administering, financing, servicing, management, enforcement and disposition of the Collateral and any asset being offered as a New Asset, all in accordance with the applicable provisions of the Transaction Documents and Seller’s organizational documents.

(i) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with Persons other than an Affiliate.

(j) It has not incurred and will not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents, (B) Assumed Obligations, and (C) unsecured trade payables in the ordinary course of its business which are either (i) no more than ninety (90) days past due or (ii) to the extent that any trade payables are more than ninety (90) days past due, such trade payables do not exceed $250,000 and are being contested in good faith and for which adequate reserves are maintained.

(k) It has not made and will not make any loans or advances (other than Eligible Assets) to any other Person, and shall not acquire obligations or securities of any member or any Affiliate of any member or any other Person (other than in connection with the acquisition of the Eligible Assets or as otherwise expressly permitted by the Transaction Documents).

(l) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller.

(m) It shall not seek its dissolution, liquidation or winding up, in whole or in part, or suffer any Change of Control, consolidation or merger.

(n) It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.

(o) It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

(p) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

(q) It shall not take any of the following actions without the affirmative vote of the Independent Director: (i) permit its members to dissolve or liquidate Seller, in whole or in part; (ii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity (except in the ordinary course and following a repurchase of any Purchased Asset being so conveyed or transferred), or (iii) institute, consent to, or take any action in furtherance of or that would result in, an Insolvency Event with respect to Seller.

(r) It has no liabilities, contingent or otherwise, other than those normal and incidental to the purposes and business of Seller as described in this Section 13.

(s) It has not and shall not maintain any employees but shall be permitted to utilize employees of its Affiliates pursuant to arm’s length terms.

(t) It shall at all times maintain at least one (1) Independent Director whose identity has been made known to Buyer and shall give written notice to Buyer of any resignation, withdrawal, discharge or replacement of such Independent Director. For so long as any of the Repurchase Obligations are outstanding, Seller shall not take any of the actions contemplated by Section 13(q) above without the affirmative vote of such Independent Director.

14.	EVENTS OF DEFAULT; REMEDIES

(a) The occurrence of any of the following events shall be an Event of Default hereunder (each, an “Event of Default”):

(i)	Seller fails to repurchase any Purchased Asset within three (3) Business Days of the related Repurchase Date; provided that an Event of Default will be deemed immediately to occur if Seller fails to repurchase a Purchased Asset pursuant to Section 12(u) of this Agreement;

(ii)	Seller fails to make any payments required under Section 5 hereof within one (1) Business Day of the date such payment is due and payable (including, without limitation, in the event the Income or other amounts paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made) (except that failure to pay Custodian, Depository and Servicer their fees and expenses and failure to pay Buyer the accrued and unpaid Price Differential shall not be an Event of Default by Seller if sufficient Income, other than Principal Payments and the principal portion of net sale proceeds, is on deposit in the Cash Management Account and Depository fails to remit such funds to Buyer);

(iii)	Seller fails to make any payments required under Section 4 hereof within three (3) Business Days of the date such payment is due and payable;

(iv)	an Insolvency Event occurs with respect to Seller, Guarantor or Pledgor;

(v)	any Person described within the definition of Knowledge admits in an external written communication to a third party that Seller is not able to, or intends not to, perform any of its Repurchase Obligations;

(vi)	either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim (other than the rights of Seller pursuant to this Agreement) of any of the Purchased Assets, or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Assets;

(vii)	failure of Seller to make any other payment owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within the applicable period (in the case of a failure pursuant to Section 4) or ten (10) Business Days (in the case of any other such failure);

(viii)	any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, restrict, suspend or terminate the rights, privileges, or operations of Seller, Pledgor or Guarantor, which removal, suspension, restriction or termination results in a Material Adverse Change;

(ix)	a Change of Control shall have occurred;

(x)	any representation or warranty (other than representations and warranties set forth in Exhibit VI, Exhibit VII and Exhibit VIII) made by Seller, Guarantor or Pledgor or their respective Affiliates in any Transaction Document or any document or certificate delivered pursuant thereto shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and such breach has not been cured within ten (10) days; provided, however, that an Event of Default will be deemed immediately to occur if the representations and warranties made by Seller in Section 10(b)(xxii) of this Agreement shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated;

(xi)	Guarantor shall fail to comply with any of the financial covenants set forth in the Guaranty or shall have defaulted or failed to perform any obligation contained in the Guaranty;

(xii)	a final non-appealable judgment by any competent court in the United States of America for the payment of money in an amount greater than $250,000 (in the case of Seller or Pledgor) or $50,000,000 (in the case of Guarantor) shall have been rendered against Seller, Pledgor or Guarantor, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer;

(xiii)	Guarantor shall have defaulted or failed to perform under any Indebtedness to which it is a party, which default (A) involves the failure to pay a monetary obligation in excess of $50,000,000, or (B) permits the acceleration of the maturity of such Indebtedness in an amount in excess of $50,000,000; provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if Guarantor cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement;

(xiv)	if Seller or Guarantor shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement or any other Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within ten (10) Business Days after notice thereof to Seller by Buyer, or its successors or assigns; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and, provided, further that Seller or Guarantor, as the case may be, shall have commenced to cure such default within such ten (10) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Seller or Guarantor, as the case may be, in the exercise of due diligence, to cure such default, and in no event shall such cure period exceed thirty (30) days from receipt of notice of Default; provided, further that notwithstanding the foregoing, (A) if Seller shall fail to comply with Section 11(b) or 12(p) of this Agreement, an immediate Event of Default shall be deemed to occur with no permitted cure period, (B) if Seller shall fail to comply with Section 11(g) of this Agreement, or Seller or Servicer at the direction of Seller consents or assents to any Significant Purchased Asset Modification in breach of any other provision of this Agreement, and any such failure is not cured by Seller within one (1) Business Day an immediate Event of Default shall be deemed to occur, and (C) if Seller should fail to comply with Section 11(g) of this Agreement and fails to repurchase the related Purchased Asset pursuant to Section 3(d)(i) of this Agreement within three (3) Business Days of such failure, an immediate Event of Default shall be deemed to occur;

(xv)	any Transaction Document, any material remedy of Buyer or any Indemnified Party under any Transaction Document or the perfection or priority of any Lien granted under any Transaction Document is declared null and void or ceases to be the valid, legal or enforceable obligation of Seller or Guarantor;

(xvi)	any Purchased Asset Document, security interest granted thereunder or any material remedy of Buyer or any Indemnified Party under any Purchased Asset Document ceases to be legal, valid or enforceable, or any Lien granted under the Purchased Asset Documents or securing any Purchased Asset ceases to be a perfected first priority Lien, and in each such instance Seller fails to repurchase the related Purchased Asset within three (3) Business Days pursuant to Section 3(d)(i) of this Agreement; or

(xvii)	Seller ceases to be a “special purpose entity” or at any time violates any of the requirements set forth in Section 13 and any such breach is not cured by Seller within five (5) Business Days following notice thereof from Buyer.

(b) If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:

(i)	At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event with respect to Seller, Pledgor or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)	If Buyer exercises or is deemed to have exercised the option referred to in Section 14(b)(i) of this Agreement:

(A)	Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date;

(B)	to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction times (y) the Repurchase Price for such Transaction;

(C)	Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by Custodian relating to the Purchased Assets; and

(D)	Buyer may terminate this Agreement.

(iii)

Buyer may in accordance with Requirements of Law (A) immediately sell, on a servicing released basis, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to Section 14(b)(iii)(A) herein shall be applied, (v) first, to the actual out-of pocket costs and expenses incurred by Buyer in connection with the Event of Default; (w) second, to actual damages incurred or suffered by Buyer in connection with the Event of Default; (x) third, to any unpaid fees, expenses, and indemnity amounts owed to Buyer and any Indemnified Party; (y) fourth, to the Repurchase Price (as reduced by the foregoing applications) and any other outstanding Repurchase Obligations; and (z) fifth, to return any excess to Seller. For the avoidance of doubt, upon a sale or deemed sale in accordance with this Section 14(b)(iii) Buyer has no further obligation to remit Available Income pursuant to the provisions of Section 5 of this Agreement.

(iv)	The parties acknowledge and agree that (1) the Purchased Assets subject to the Transactions hereunder are not instruments traded in a recognized market, and, in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets, Buyer may establish the source therefor in its sole discretion and (2) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid at such time. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer under the Transaction Documents.

(v)	Seller shall be liable to Buyer for (A) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (iii), (B) the amount of all out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, and (C) any other actual loss, damage, out-of-pocket cost or expense directly arising or resulting from the occurrence of an Event of Default.

(vi)

Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are characterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New

York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any of the Transaction Documents. Without limiting the generality of the foregoing, Buyer shall be entitled to set-off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(vii)	Subject to the notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(viii)	Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(ix)	Buyer may, without prior notice to Seller, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to Seller. Buyer will give notice to the other party of any set-off effected under this Section 14(b)(ix). If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14(b)(ix) shall be effective to create a charge or other security interest. This Section 14(b)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(x)	Seller shall, within two (2) Business Days following Buyer’s written request, execute and deliver to Buyer such documents, instruments, certificates, assignments and other writings, and do such other acts as Buyer may reasonably request for the purposes of assuring, perfecting and evidencing Buyer’s ownership of the Purchased Assets, including, without limitation: (i) forwarding to buyer or Buyer’s designee (including, if applicable, Custodian), any payments Seller or any of its Affiliates receives on account of the Purchased Assets, in each case promptly upon receipt thereof; (ii) to the extent not already contained in the Purchased Asset File, delivering to Buyer or such designee any certificates, instruments, documents, notices or files evidencing or relating to the Purchased Assets which are in Seller’s possession or under its control; (iii) to the extent not already contained in the Purchased Asset File, delivering to Buyer underwriting summaries, credit memos, asset summaries, status reports or similar documents relating to the Purchased Assets and in Seller’s possession or under its control.

(xi)	Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest and shall terminate upon payment and satisfaction in full of the Repurchase Obligations.

15.	SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

16.	CONFIDENTIALITY

All information regarding the terms set forth in any of the Transaction Documents and/or the Transactions shall be kept confidential and shall not be disclosed by either party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Transaction Documents,

Purchased Assets, the Purchased Asset Documents or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective participant or Eligible Assignee which agrees to comply with this Section 16, (g) to the extent required in connection with any litigation between the parties in connection with any Transaction Document; provided, that no such disclosure made with respect to any Transaction Documents shall include a copy of such Transaction Document to the extent that a summary would suffice, but if it is necessary for a copy of any Transaction Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure to the extent such disclosure can be satisfied by a redacted copy of such Transaction Document.

17.	NOTICES AND OTHER COMMUNICATIONS

Unless otherwise expressly provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, or (e) by email with confirmation of delivery, provided that such email notice must also be delivered by one of the means set forth in (a), (b) or (c) if the notice relates to a notice to extend the Facility Termination Date in accordance with Section 3(e) of this Agreement, in each case, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 17. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 17, and (z) in the case of email, upon written or oral confirmation of delivery (other than by an automatic computer generated response). A party receiving a notice which does not comply with the technical requirements for notice under this Section 17 may elect to waive any deficiencies and treat the notice as having been properly given.

18.	ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.	ASSIGNABILITY

(a) The rights and obligations of Seller under the Transaction Documents and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer.

(b) Buyer may at no cost or expense to Seller assign or sell its rights and obligations under the Transaction Documents and/or under any Transaction or may issue one or more participation interests with respect to any or all of the Transactions to (i) any Affiliate of Buyer without the consent of or notice to Seller or (ii) to any Eligible Assignee without the consent of but after prior notice to Seller; provided, that Buyer shall retain control and authority over its rights and obligations under the Transaction Documents and/or under any Transaction, and with respect to any assignment by Buyer of Buyer’s rights and obligations under the Transaction Documents or any participation, Seller shall not be obligated to deal directly with any party other than Buyer in connection with such Transactions. Seller shall at no cost or expense to Seller shall reasonably cooperate with Buyer in connection with any assignment or participation. Each assignee shall be entitled to the benefits of Section 3 (subject to the requirements and limitations therein, including the requirements under Section 3(p) (it being understood that the documentation required under Section 3(p) shall be delivered to the participating Buyer)) and Section 27; provided, however, that any such assignee or participant shall not be entitled to receive any greater payment under Section 3 than its participating Buyer would have been entitled to receive.

(c) Buyer, acting solely for this purpose as an agent of Seller, shall maintain, either at its offices or electronically, a record of each assignment, participation, or sale and a register for the recordation of the names and addresses of the assignees and participants that become parties hereto and, with respect to each assignee and participant, the aggregate assigned or participated Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and notwithstanding anything to the contrary in this Agreement, Seller, Buyer and the assignees and participants shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the beneficial owner of the interests in the Transactions, Purchased Assets or in any other interests under this Agreement for all purposes of this Agreement. The parties intend that any interest in or with respect to the Transactions, Purchased Assets or in any other interests under this Agreement are treated as being issued and maintained in registered form for applicable U.S. federal income tax purposes (including, without limitations under Section 5f.103-1(c) of the United States Treasury Regulations) and the provisions of this Agreement shall be construed in a manner that give effect to such intent. If Buyer transfers or sells its entire interest in the Transaction Documents and does not hold legal title, the transferee shall be responsible for the continued maintenance of the Register and all further reporting under this Section 19(c).

(d) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective registered successors and assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

20.	GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof except for Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

21.	NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by Buyer shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by Buyer shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 4 hereof will not constitute a waiver of any right to do so at a later date.

22.	USE OF EMPLOYEE PLAN ASSETS

(a) If assets of an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code are intended to be used by either party hereto (the “Plan Party”) in the Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or Section 4975 of the Code or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b) Subject to the last sentence of subparagraph (a) of this Section 22, any such Transaction shall proceed only if the Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

23.	INTENT

(a) The parties intend (i) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (ii) the Guaranty constitutes a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, (iii) the grant of a security interest set forth in Sections 6 and 29(b) hereof to secure the rights of Buyer hereunder also constitutes a “repurchase agreement” as contemplated by Section 101(47)(A)(v) of the Bankruptcy Code and a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code, and (iv) that either party (for so long as such party is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 546, 555, 559, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including without limitation (A) the rights, set forth in Section 14 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (B) the right to offset or net out as set forth in Section 14 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code. The parties further intend that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code with respect to each Transaction so constituting a “repurchase agreement” or “securities contract”.

(b) It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate Purchased Assets delivered to it in connection with any Transaction hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) The parties agree and acknowledge that (i) the security interest granted to Buyer in the Pledge and Security Agreement is granted to Buyer to induce Buyer to enter into this Agreement and (ii) such security interest and the Guaranty relate to the Transactions as part of an integrated, simultaneously-closing suite of secured financial contracts.

(f) In light of the intent set forth above in this Section 23, Seller agrees that, from time to time upon the written request of Buyer, Seller will execute and deliver any supplements, modifications, addendums or other documents as may be necessary or desirable, in Buyer’s sole discretion, in order to cause this Agreement and the Transactions contemplated hereby to qualify for, comply with the provisions of, or otherwise satisfy, maintain or preserve the criteria for safe harbor treatment under the Bankruptcy Code for “repurchase agreements”, “securities contracts” and “master netting agreements”; provided, however, that Buyer’s failure to request, or Buyer’s or Seller’s failure to execute, such supplements, modifications, addendums or other documents does not in any way alter or otherwise change the intention of the parties hereto that this Agreement and the Transactions hereunder constitute “repurchase agreements”, “securities contracts” and/or a “master netting agreement” as such terms are defined in the Bankruptcy Code.

(g) Seller and Buyer acknowledge that it is their intent solely for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that Seller is, and so long as no Event of Default has occurred and is continuing, will continue to be treated as the owner of the Purchased Assets for such purposes.

24.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

25.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or any Transaction Document or relating in any way to this Agreement or any Transaction under this Agreement or any Transaction Document and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c) The parties hereby irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 25 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

(d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

26.	NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

27.	INDEMNITY

Seller hereby agrees to indemnify Buyer, Buyer’s Affiliates and each of Buyer’s and its Affiliates’ officers, directors, employees and agents (each, an “Indemnified Party” and together “Indemnified Parties”) from and against any and all liabilities, obligations, actual out-of-pocket losses, actual out-of-pocket damages, actual out-of-pocket penalties, actions, judgments, suits, actual out-of-pocket Taxes (other than Indemnified Taxes or Excluded Taxes, which are governed by Section 3 of this Agreement), actual out-of-pocket fees, actual out-of-pocket costs, actual out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel) or disbursements (all of the foregoing, collectively

“Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any Environmental Law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Buyer’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold Buyer harmless from and against all actual out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees of outside counsel), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller agrees to reimburse Buyer as and when billed by Buyer for all of Buyer’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement or any Transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of its outside counsel. Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 27 shall survive the termination of this Agreement and the other Transaction Documents.

28.	DUE DILIGENCE

Seller acknowledges that, at reasonable times and upon reasonable notice, Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Servicer or subservicer and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing

Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller shall reimburse Buyer for all out-of-pocket costs incurred in performing due diligence for each prospective Purchased Asset, including, without limitation, third party desk reviews of environmental and engineering reports and fees and disbursements of Buyer’s counsel relating to Buyer’s review of any Purchased Asset.

29.	SERVICING

(a) Seller and Buyer agree that Buyer is the owner of all Servicing Rights with respect to the Purchased Assets. Servicer shall service the Purchased Assets for the benefit of Buyer and its assigns in accordance with Accepted Servicing Practices. Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets. Contemporaneously with the execution of this Agreement on the Closing Date, Buyer and Seller will enter into, and cause Servicer to enter into the Servicing Agreement pursuant to which Servicer will act as the Servicer thereunder and acknowledge Buyer’s interest in the related Purchased Assets and its rights to sell such Purchased Assets on a servicing-released basis and to terminate the term of such Servicer with respect to any Purchased Assets sold by Buyer upon the occurrence and during the continuance of an Event of Default.

(b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to the Servicing Agreement any and all other servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (collectively, the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to safeguard such Servicing Records (if any are in Seller’s possession) and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer’s request.

(c) Seller shall not and shall not direct Servicer to (i) make any Significant Purchased Asset Modification without the prior written consent of Buyer, which consent is in Buyer’s commercially reasonable discretion in the case of clause (A) of the definition of Significant Purchased Asset Modification, and in Buyer’s sole and absolute discretion in the case of clause (B) of the definition of Significant Purchased Asset Modification, or (ii) take any action which would result in a violation of the obligations of any Person under the Servicing Agreement, this Agreement or any other Transaction Document, or which would otherwise be inconsistent with the rights of Buyer under the Transaction Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall appoint the servicer with respect to the Purchased Assets; provided, that (x) Buyer hereby grants Seller an interim license to direct Servicer pursuant to the Servicing Agreement, so long as no Event of Default has occurred and is continuing; provided, however, that Seller shall not give any direction or take any action or fail to take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer, such consent to be given or withheld by Buyer in its sole discretion and (y) so long as no Event of Default has occurred and is continuing, Buyer shall at any time and from time to time upon written direction of Seller, terminate the Servicing Agreement, appoint a successor Servicer selected by Seller consistent with the definition of “Servicer” in accordance with the time periods and applicable provisions thereof and enter into a replacement Servicing Agreement with Seller and such successor Servicer. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

(d) Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) subject to Section 14 hereof sell its rights to the Purchased Assets on a servicing-released basis and/or (ii) terminate any Servicer or any sub-servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee. Seller shall cause Servicer to cooperate with Buyer in effecting such termination and transferring all authority to service such Purchased Asset to the successor servicer, including requiring Servicer to (i) promptly transfer all data in its possession relating to the Purchased Assets to the successor servicer in such electronic format as the successor servicer may reasonably request, (ii) promptly transfer to the successor servicer, Buyer or Buyer’s designee, the Purchased Asset File and all other files, records, correspondence and documents in its possession relating to the Purchased Assets and (iii) use commercially reasonable efforts to cooperate and coordinate with the successor servicer and/or Buyer to comply with any applicable so-called “goodbye” letter requirements or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable legal or regulatory requirement associated with the transfer of the servicing of the applicable Purchased Assets. Seller agrees that if Seller or any Servicer fails to cooperate with Buyer or any successor servicer in effecting the termination of such Servicer as servicer of any Purchased Asset or the transfer of all authority to service such Purchased Asset to such successor servicer in accordance with the terms hereof and the Servicing Agreement, Buyer will be irreparably harmed and entitled to injunctive relief.

(e) If Servicer is an Affiliate of Seller or Guarantor, the payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

(f) Unless otherwise consented to in writing by Buyer, in its sole and absolute discretion, any Servicing Agreement will provide that such Servicing Agreement shall be automatically terminated on the 30th day following the date of such Servicing Agreement; provided that, upon prior written notice of the Buyer, the then current termination date of such Servicing Agreement may be extended for one or more additional 30 day periods.

30.	MISCELLANEOUS

(a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b) This Agreement and each other Transaction Document may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signature pages delivered by email (in PDF format) or facsimile shall be binding with the same force and effect as original signature pages.

(c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of outside accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer all costs and expenses (including reasonable expenses of outside counsel) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses of outside counsel) incurred in connection with the maintenance of the Cash Management Account and registering the Collateral in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(e) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) The parties acknowledge and agree that although they intend to treat each Transaction as a sale of the Purchased Assets, in the event that such sale shall be recharacterized as a secured financing, this Agreement shall also serve as a security agreement with respect to Buyer’s rights in the Collateral. In order to secure and to provide for the prompt and unconditional repayment of the Repurchase Price and the performance of its obligations under this Agreement, Seller hereby pledges to Buyer and hereby grants to Buyer a first priority security interest in all of its rights, title and interest in and to the Purchased Assets. Seller hereby covenants to file all UCC financing statements required by Buyer in order to perfect its security interest created hereby in such rights and obligations granted above, it being agreed that Seller shall pay any and all fees required to file such financing statements.

(g) This Agreement, the Fee Letter and each Confirmation contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(h) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(i) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(j) Buyer and Seller agree that neither party shall assert any claims against the other or against any Affiliate of the other for special, indirect, consequential or punitive damages under this Agreement, any Transaction Document or any Transaction, all such damages and claims being hereby irrevocably waived; provided that this section shall not prevent Buyer from making a claim for indemnity against Seller or Guarantor pursuant to and to the extent available under Section 27 of this Agreement for any such special, indirect, consequential or punitive damages awarded to any third party in any action, suit, judgment or other proceeding against Buyer and relating to a Transaction Document or Purchased Asset.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

SELLER: PARLEX 7 FINCO, LLC

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director Head of Capital Markets

S-1

BUYER: METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Michael Hofheinz
	Name:	Michael Hofheinz
	Title:	Director

S-2

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties
ANNEX II	Wire Instructions of Buyer and Seller
EXHIBIT I-A EXHIBIT I-B	Form of Transaction Request Form of Confirmation
EXHIBIT II	Authorized Representatives of Seller
EXHIBIT III	Underwriting/Due Diligence Checklist
EXHIBIT IV	Form of Compliance Certificate
EXHIBIT V	Form of Power of Attorney
EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VII	Representations and Warranties Regarding Senior Interests
EXHIBIT VIII	Representations and Warranties Regarding Mezzanine Loans
EXHIBIT IX	Organizational Chart

EXHIBIT X	Form of Redirection Letter

EXHIBIT XI	Form of Bailee Letter

SCHEDULE I	Prohibited Transferees

ANNEX I

Names and Addresses for Communications Between Parties

Buyer:

Metropolitan Life Insurance Company MetLife Real Estate Investments 10 Park Avenue Morristown, New Jersey 07960
Attention: Telephone: Telecopy: Email:	Michael Hofheinz (973) 355-4133 (973) 355-4420 mhofheinz@metlife.com

With copies to:

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
Attention: Telephone: Telecopy: Email:	Brett Ulrich (973) 355-4721 (973) 355-4420 bulrich@metlife.com

and

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
Attention: Telephone: Telecopy: Email:	Tirsa Lisboa (973) 355-4301 (973) 355-4420 tlisboa@metlife.com and for purposes of notices delivered pursuant to Section 3(t) and Section(u) herein

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
Attention: Telephone: Telecopy: Email:	Jiawei Ding (973) 355-4769 (973) 355-4420 jding1@metlife.com

Annex I-1

Seller:

PARLEX 7 FINCO, LLC c/o Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154
Attention: Telephone:	Douglas Armer (212) 583-5000

Email:	BXMTMetLifeRepo@blackstone.com

With copies to:

ROPES & GRAY LLP 1211 Avenue of the Americas New York, NY 10036-8704
Attention: Telephone: Telecopy: Email:	David C. Djaha (212) 841-0489 (646) 728-2936 david.djaha@ropesgray.com

Annex I-2

ANNEX II

Wire Instructions of Buyer and Seller

Buyer:

Bank:	Wells Fargo Bank, N.A.

ABA #:	ABA 121000248

Account Number:	2000011241995

Beneficiary:	MetLife

Ref:	MetLife Loan # 960702628

Seller:

Bank:	Bank of America

ABA #:	026009593

Account Number:	483024227101

Account Name:	Blackstone Mortgage Trust, Inc.

Contact:	Julia Salvata (212) 655-0248

Annex II-A-1

EXHIBIT I-A

TRANSACTION REQUEST

Ladies and Gentlemen:

Pursuant to Section 3(a) of that certain Master Repurchase Agreement, dated as of June 27, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”), between Metropolitan Life Insurance Company (“Buyer”) and PARLEX 7 FINCO, LLC (“Seller”), Seller hereby requests that Buyer enter into a Transaction with respect to the Eligible Assets set forth on Schedule 1 attached hereto, upon the proposed terms set forth below. Capitalized terms used herein without definition have the meanings given in the Agreement.

Proposed Purchase Date:	[ ]

Proposed Eligible Assets:	[ ], as further identified on attached Schedule 1

Aggregate Principal Amount of Proposed Eligible Assets	[ ]

Proposed Purchase Price Percentage:	[ ]%

Proposed Purchase Price:	[ ]

Proposed Maximum Purchase Price Percentage:	[ ]%

Proposed Maximum Purchase Price:	[ ]

Purchased Asset Appraised Value:	As identified on attached Schedule 2

Maximum Purchase Price Loan to Value:	As identified on attached Schedule 2

Pricing Rate:	One month LIBOR plus [ ]%

Table Funding Requested:	[YES][NO]

Future Funding Amount (if applicable):	[ ]

[Seller’s Account:]	[ ]

Exhibit I-A-1

Name and address for communications:	Buyer:

Metropolitan Life Insurance Company MetLife Real Estate Investments 10 Park Avenue Morristown, New Jersey 07960
	Attention: Telephone: Telecopy: Email:	Michael Hofheinz (973) 355-4133 (973) 355-4420 mhofheinz@metlife.com

With copies to:

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
	Attention: Telephone: Telecopy: Email:	Brett Ulrich (973) 355-4721 (973) 355-4420 bulrich@metlife.com

and

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
	Attention: Telephone: Telecopy: Email:	Tirsa Lisboa (973) 355-4301 (973) 355-4420 tlisboa@metlife.com

Seller:

PARLEX 7 FINCO, LLC c/o Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154
	Attention: Telephone: Email:	Douglas Armer (212) 583-5000 BXMTMetLifeRepo@blackstone.com

Exhibit I-A-2

With copies to:

ROPES & GRAY LLP 1211 Avenue of the Americas New York, NY 10036-8704
Attention: Telephone: Telecopy: Email:	David C. Djaha (212) 841-0489 (646) 728-2936 david.djaha@ropesgray.com

Exhibit I-A-3

SELLER: PARLEX 7 FINCO, LLC

By:
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

Exhibit I-A-4

Schedule 1 to Transaction Request

Eligible Assets:	$	[ ]

Exhibit I-A-5

Schedule 2 to Transaction Request

Purchased Asset Maximum Purchase Price:	[ ]

As adjusted for senior interest or pari passu interest:	[ ]

Purchased Asset Appraised Value:	[ ]

Maximum Purchase Price Loan to Value:	[ ]	%

Exhibit I-A-5

EXHIBIT I-B

FORM OF CONFIRMATION

Ladies and Gentlemen:

Metropolitan Life Insurance Company, is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which Metropolitan Life Insurance Company shall purchase from you the Purchased Assets identified on Schedule 1 attached hereto, pursuant to the terms of that certain Master Repurchase Agreement, dated as of June 27, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”), between Metropolitan Life Insurance Company (“Buyer”) and Parlex 7 Finco, LLC (“Seller”). Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchase Date:	[ ]

Purchased Assets:	[ ], as identified on attached Schedule 1

Aggregate Principal Amount of Purchased Assets:	As identified on attached Schedule 1

Repurchase Date:	[ ], as it may be extended pursuant to Section 3(d)(iv) of the Agreement

Purchase Price Percentage:	[ ]%

Maximum Purchase Price Percentage:	[ ]%

Purchase Price:	[ ]

Maximum Purchase Price as of Purchase Date:	[ ]

Funding Fee:	[ ]

Purchased Asset Market Value:	[ ]

Purchased Asset Appraised Value:	[ ]

Maximum Purchase Price Loan to Value:	[ ]

Pricing Rate:	One month LIBOR plus [ ]%

Future Funding Amount (if applicable):	[ ]

Type of Funding:	[Table/Non-table]

Wiring Instructions:	[See Schedule 3]

I-B-1

Name and address for communications:	Buyer:

Metropolitan Life Insurance Company MetLife Real Estate Investments 10 Park Avenue Morristown, New Jersey 07960
	Attention: Telephone: Telecopy: Email:	Michael Hofheinz (973) 355-4133 (973) 355-4420 mhofheinz@metlife.com

With copies to:

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
	Attention: Telephone: Telecopy: Email:	Brett Ulrich (973) 355-4721 (973) 355-4420 bulrich@metlife.com

and

Metropolitan Life Insurance Company MetLife Real Estate Investments / Capital Markets Group 10 Park Avenue Morristown, New Jersey 07960
	Attention: Telephone: Telecopy: Email:	Tirsa Lisboa (973) 355-4301 (973) 355-4420 tlisboa@metlife.com

Seller:

PARLEX 7 FINCO, LLC c/o Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154
	Attention: Telephone: Email:	Douglas Armer (212) 583-5000 BXMTMetLifeRepo@blackstone.com

I-B-2

With copies to:

ROPES & GRAY LLP 1211 Avenue of the Americas New York, NY 10036-8704
Attention: Telephone: Telecopy: Email:	David C. Djaha (212) 841-0489 (646) 728-2936 david.djaha@ropesgray.com

I-B-3

METROPOLITAN LIFE INSURANCE COMPANY

By:

Name:

Title:

AGREED AND ACKNOWLEDGED: SELLER: PARLEX 7 FINCO, LLC

By:
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

[By:
Name:
Title:][1]

[1]	If wire instructions are to an account other than Seller’s account described on Annex II to the Agreement, the Confirmation shall be signed by two (2) Responsible Officers of Seller.

I-B-4

Schedule 1 to Confirmation

Purchased Assets:	[ ]

I-B-5

EXHIBIT I-B

Schedule 2 to Confirmation

Purchased Asset Maximum Purchase Price:	[ ]

As adjusted for senior interest or pari passu interest:	[ ]

Purchased Asset Appraised Value:	[ ]

Maximum Purchase Price Loan to Value:	[ ]	%

I-B-6

Schedule 3 to Confirmation

Wiring Instructions:

Bank:	Bank of America

ABA #:	026009593

Account Number:	483024227101

Account Name:	Blackstone Mortgage Trust, Inc.

Contact:	Julia Salvata (212) 655-0248

I-B-7

EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

[TO BE INSERTED INTO FINAL PDF]

Name	Specimen Signature

II-1

EXHIBIT III

UNDERWRITING/DUE DILIGENCE CHECKLIST

Item

LOAN DOCUMENTS:

1.	Loan Agreement

•	Schedules and Exhibits

(1)	Index of Other Definitions

(2)	Required Repairs

(3)	Exceptions to Reps and Warranties

(4)	Organization of Borrower

(5)	Definition of SPBRE

(6)	[Others]

2.	[Mortgage Note] [A-Note] [Mezzanine Note][1]

3.	[Mortgage] [Deed of Trust ]

4.	UCC Financing Statements

•	SOS (State of formation of borrower)

•	County (County where property is located)

•	Collateral Description

5.	Assignments of Leases and Rents

6.	Assignments of Agreements, Licenses, Permits and Contracts

7.	Consent and Subordination Agreement from Manager

8.	Clearing Account Agreement

9.	Notices to Tenants re Payment to Clearing Account

10.	[Notices to Credit Card Companies re payment to clearing account][2]

11.	Deposit Account Agreement

12.	Guaranty of Recourse Obligations

13.	Assignment and Acknowledgement of Interest Rate Protection Agreement

14.	Interest Rate Protection Agreement

15.	[Contribution Agreement][3]

16.	Sources and Uses of Funds for Current Financing (if not included in Seller’s final internal investment committee memorandum)

17.	Investment Package/Offering Memorandum

18.	Existing Debt Information

19.	[Co-Lender Agreement][4]

19.	[Participation Agreement][5]

[1]	Applicable for A-Notes.
[2]	To the extent applicable to a Hotel property.
[3]	To the extent applicable to a multi-borrower loan.
[4]	Applicable for A-Notes.
[5]	Applicable for Senior Interests.

III-3

Item

19.	[Participation Certificate][6]

[MEZZANINE LOAN DOCUMENTS]:7

19.	Mezzanine Loan Agreement

20.	Mezzanine Loan Promissory Note

21.	Pledge and Security Agreement

22.	Membership Certificate

23.	Equity Interest Power (in blank)

24.	Acknowledgment of Pledge

25.	UCC Financing Statement (re: Pledge)

•	SOS

•	Collateral Description

26.	Subordinate Deposit Account Agreement

27.	Guaranty of Recourse Obligations

28.	Consent of Manager

29.	Assignment and Acknowledgement of Interest Rate Protection Agreement

30.	Interest Rate Protection Agreement

[HOTEL DOCUMENTS]:8

31.	Franchise Agreement/Property Improvement Plan

32.	Comfort Letter

33.	Credit Card Company Servicer Agreements[9]

34.	Liquor License

35.	Hospitality or Hotel Operator’s Licenses

[GROUND LEASE DOCUMENTS]:10

36.	Ground Lessor Estoppel Certificate

37.	Ground Lease Amendment

38.	Certified Copy of Ground Lease

39.	Notice to Ground Lessor re: Leasehold Mortgage

ORGANIZATIONAL DOCUMENTS:11

40.	Certificate of Borrower GP/MM as to:
(a)	[Operating] [Limited Partnership] Agreement of Borrower
(b)	Certificate of [Limited Partnership] [Formation] of Borrower
(c)	Certificates of Good Standing for Borrower and Borrower GP/MM

[6]	Applicable for Senior Interests.
[7]	To the extent applicable to an Eligible Asset that has a related Mezzanine Loan. Note that this Section is drafted assuming “Certificated” equity interests.
[8]	To the extent applicable to a Hotel property.
[9]	One from each credit card company.
[10]	To the extent applicable to a property subject to a Ground Lease.
[11]	To be modified to reflect borrower structure.

III-2

Item

(d)	Certificate of Qualification of Borrower to do business in state where Property is located

(e)	[Certificate of Formation] [Articles of Incorporation] of Borrower GP/MM

(f)	[Operating Agreement] [By-Laws] of GP/MM

(g)	Resolutions of GP/MM

(h)	Consent of all partners/members of Borrower (or Borrower GP/MM)

(i)	Incumbency of Signing Officer(s)

41. [Certificate re: Recycled SPE ]12

OPINIONS:

42.	Opinion of Borrower’s Counsel (New York law; formation/authority of Borrower/ Guarantor/Manager)

43.	Opinion of Borrower’s Counsel (local law)

44.	Opinion of Borrower’s Counsel (Substantive Non-consolidation)

45.	Opinion of Interest Rate Cap Issuer

46.	[Special Delaware Opinions:

(a)	Federal Law

(b)	DE Law][13]

OTHER CLOSING DOCUMENTS:

47.	Estoppels:

(a)	Tenants

(b)	[Other Persons with interests in the Property (e.g., REA)]

48.	SNDA’s

49.	Copies of Leases (if applicable)

50.	Lease Abstracts

51.	Property Rent Roll (if applicable)

52.	Certificate of Rent Roll & Lease Provision Form

53.	Third Party Management Agreements

TITLE MATERIALS/CLOSING:

54.	[Contract of Sale] [Payoff Letter from existing lender]

55.	Title Report and Copies of Recorded Documents (and Title Update if Title Report is more than 3 months old)

56.	Survey

57.	[UCC Policy] [14]

58.	[Mezz endorsement to Owner’s policy][15]

[12]	To the extent Borrower (or Borrower’s GP/MM) is an approved recycled entity.
[13]	To the extent Borrower (or Borrower’s GP/MM) is a single member LLC.
[14]	To the extent applicable to an Eligible Asset that has a related Mezzanine Loan or an Eligible Asset that is a Mezzanine Loan.
[15]	To the extent applicable to an Eligible Asset that has a related Mezzanine Loan or an Eligible Asset that is a Mezzanine Loan.

III-3

Item

59.	PZR/Zoning Report

60.	Permits/Certificates of Occupancy

61.	Escrow letter with Title Company

Exhibits

(a)	Wiring Instructions (Title Co.)

(b)	Documents to be Recorded

(c)	Pro Forma Lender’s Policy

(d)	[UCC Policy] [16]

(e)	[Mezz endorsement to Owner’s policy][17]

(f)	Disbursement Schedule

62.	Settlement Statement

63.	[Closing Protection Letter][18]

Miscellaneous:

64.	Tenant Lease Abstracts

65.	Redlines of Final Loan Documents against Seller’s Form Loan Documents

66.	T-12/YTD Operating Statements, to the extent collected

67.	Historical Operating Statements (for prior three years), to the extent collected

68.	Certificate of Historical Operating Statements

69.	Current Year Budget (if not included in Seller’s internal underwriting spreadsheet)

70.	Financial Projections

71.	Seller’s final internal investment committee memorandum

72.	Seller’s internal underwriting spreadsheet

73.	Status of Bankrupt Tenants (if not included in Seller’s final internal investment committee memorandum)

74.	Engineering Reports/Property Condition Assessments (and PCA Update if PCA is more than 12 months old; new complete PCA if PCA is more than 24 months old or if major change at Mortgaged Property since last full PCA)

75.	Environmental Audits/ Environmental Site Assessment (and ESA Update if ESA is more than 6 months old; new complete ESA if ESA is more than 12 months old)

76.	Evidence of Required Insurance Coverage, together with third party summary (if collected)

[16]	To the extent applicable to an Eligible Asset that has a related Mezzanine Loan or an Eligible Asset that is a Mezzanine Loan.
[17]	To the extent applicable to an Eligible Asset that has a related Mezzanine Loan or an Eligible Asset that is a Mezzanine Loan.
[18]	To the extent escrow agent is an agency (and not the actual title company)

III-4

Item

77.	Appraisal

78.	Seismic Reports (if applicable)

79.	O&M Plans (if applicable)

80.	Property Condition Report

81.	Real Estate Tax Bills

82.	Personal Property Tax Bills (3 most recent years)

83.	Federal Tax Returns (2 most recent years)

84.	Audited or Reviewed Financial Statements (2 most recent years)

85.	Most Recent Insurance Premium Notice

86.	Site Plan/Floor Plans

87.	Status of Leases Expiring within Next 12 Months

88.	New/Recent Lease Proposals/LOIs (if not included in Seller’s final internal investment committee memorandum)

89.	Organizational Structure (org chart)

90.	Credit Authorization Form

91.	Individual Principal Litigation Certificate Form

92.	Entity Principal Litigation Certificate Form

93.	Borrowing Entity Litigation Certificate Form

94.	Certification of Borrower Financial Statement Form

95.	Current Borrower’s Financial Statements

96.	Such other information as may reasonably be requested by Buyer with respect to such Purchased Asset

III-5

EXHIBIT IV

FORM OF COMPLIANCE CERTIFICATE

Metropolitan Life Insurance Company

10 Park Avenue

Morristown, New Jersey 07962

Attention: Michael Hofheinz

Re:	Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”), dated as of June 27, 2014, by and between Parlex 7 Finco, LLC (“Seller”) and Metropolitan Life Insurance Company (“Buyer”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Ladies and Gentlemen:

In accordance with the Agreement, the undersigned responsible officer of Guarantor (in his capacity as such and not in any personal capacity) hereby certifies to Buyer as follows:

(a) The undersigned is a duly elected Responsible Officer of Guarantor.

(b) The information and calculations furnished in Schedule 1 attached hereto, are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements.

(c) Guarantor is in full compliance with the financial covenants set forth in Section 9 of the Guaranty as evidenced by the calculations attached hereto as Schedule 1, which schedule is true, correct and complete with respect to the immediately preceding fiscal quarter.

(d) The financial statements, updates, reports and other materials referred to in Section 12(i)(i) or Section 12(i)(ii) of the Agreement, as applicable, which are delivered concurrently with the delivery of this Compliance Certificate (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 12(i)(i) or Section 12(i)(ii) of the Agreement), to the best of my knowledge after due inquiry, fairly and accurately present in all material respects the consolidated financial condition and operations of Guarantor as of the date or with respect to the period therein specified, determined in accordance with GAAP.

(e) The undersigned has reviewed the terms of the Agreement and has made, or has caused to be made under my supervision, a detailed review of the transactions and financial condition of Seller and Guarantor during the accounting period covered by the financial statements attached (or most recently delivered to Buyer if none are attached).

(f) Except as set forth on Schedule 2 hereto, all representations and warranties, made by each of Seller and Guarantor in the Transaction Documents to which it is a party, as modified by any Approved Exception Report, are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); provided, however, that the representations and warranties made by Seller in Section 10(b)(xxii) and in paragraph (55) of Exhibit VI, paragraph (57) of Exhibit VII, and paragraph (59) of Exhibit VIII, as applicable, hereof are true and correct in all respects; and

(g) To the best of my knowledge, each of Seller and Guarantor have observed or performed all of their covenants, duties and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Transaction Documents to be observed, performed or satisfied by them during the period since the delivery of the immediately preceding Compliance Certificate and I have no knowledge of the occurrence during such period, or present existence, of any Event of Default existing as of the date hereof or existed at any time during such period, except as follows:

The certifications provided herein shall not operate to make any representations other than those expressly stated herein.

Executed this          day of                     , 20

Very truly yours, BLACKSTONE MORTGAGE TRUST, INC.

By:
Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

EXHIBIT V

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that Parlex 7 Finco, LLC (“Seller”), does hereby appoint Metropolitan Life Insurance Company (“Buyer”), its attorney-in-fact upon the occurrence and continuance of (A) a monetary Default or material non-monetary Default and (B) an Event of Default, to act in Seller’s name, place and stead in any way which Seller could do with respect to (i) the completion and recordation of the Assignments of Mortgages and assignments of assignments of leases and rents, (ii) the completion and endorsement of any Mortgage Note, Mezzanine Note or participation certificate, as applicable, and (ii) the enforcement of Seller’s rights under the Purchased Assets, the Purchased Asset Files and the Servicing Records purchased by Buyer pursuant to the Master Repurchase Agreement dated as of June 27, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Repurchase Agreement”), between Buyer and Seller, and to take such other actions as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent; provided, however, prior to exercising any authority pursuant to subclause (A) above, Buyer shall request in writing that Seller take or cause to be taken any action that Buyer deems reasonably necessary to preserve Buyer’s ability to enforce upon the Purchased Assets as and when permitted pursuant to Section 14(b) of the Repurchase Agreement (which writing shall include a statement that Buyer will exercise its power of attorney if Seller fails to take or cause to be taken such action requested by Buyer), and if Seller has not complied with any such request promptly following receipt thereof, then Buyer may exercise its power of attorney during the existence and continuation of any such monetary Default or material non-monetary Default, as the case may be, as Buyer deems reasonably necessary to preserve Buyer’s ability to enforce upon the Purchased Assets as and when permitted pursuant to Section 14(b) of the Repurchase Agreement. This Power of Attorney is a power coupled with an interest and shall be irrevocable except as expressly set forth below. This Power of Attorney should terminate upon the payment and satisfaction in full of the Repurchase Obligations. Capitalized terms used herein without definition shall have the meanings given in the Repurchase Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY FROM BUYER, AND SELLER ON ITS OWN BEHALF, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT EXCEPT TO THE EXTENT THAT ANY SUCH CLAIMS ARISE AS A RESULT OF SUCH THIRD PARTY’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

V-1

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as of this          day of                     , 20        .

PARLEX 7 FINCO, LLC

By:
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

V-2

EXHIBIT VI

REPRESENTATIONS AND WARRANTIES

REGARDING WHOLE LOAN PURCHASED ASSETS

[ATTACHED]

VI-1

EXHIBIT VII

REPRESENTATIONS AND WARRANTIES

REGARDING SENIOR INTEREST PURCHASED ASSETS

[ATTACHED]

VII-1

EXHIBIT VIII

REPRESENTATIONS AND WARRANTIES

REGARDING MEZZANINE LOAN PURCHASED ASSETS

[ATTACHED]

VIII-1

EXHIBIT IX

ORGANIZATIONAL CHART

[ATTACHED]

IX-1

EXHIBIT X

FORM OF REDIRECTION LETTER

[SELLER LETTERHEAD]

REDIRECTION LETTER

AS OF [                    ], 201[    ]

Ladies and Gentlemen:

Please refer to: (a) that certain [Loan Agreement], dated [            ], 201[ ], by and between [            ] (the “Borrower”), as borrower, and Parlex 7 Finco, LLC, a Delaware limited liability company (the “Lender”), as lender; and (b) all documents securing or relating to that certain $[            ] loan made by the Lender to the Borrower on [            ], 20[    ] (the “Loan”).

You are advised as follows, effective as of the date of this letter.

Assignment of the Loan. The Lender has entered into a Master Repurchase Agreement, dated as of June 27, 2014 (as the same may be amended and/or restated from time to time, the “Repurchase Agreement”), with Metropolitan Life Insurance Company (“MetLife”), having an address at 10 Park Avenue, Morristown, New Jersey 07960, and has assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to MetLife, subject to the terms of the Repurchase Agreement. This assignment shall remain in effect unless and until MetLife has notified you otherwise in writing.

Direction of Funds. In connection with Lender’s obligations under the Repurchase Agreement, Lender hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account, for the benefit of MetLife:

ABA [                        ]

Account # [                        ]

Attn: [                        ]

Acct Name: “Midland Loan Services, a Division of PNC Bank, National Association on behalf of Parlex 7 Finco, LLC for the benefit of Metropolitan Life Insurance Company, as Repurchase Agreement Buyer and various borrowers”

This direction shall remain in effect unless and until MetLife has notified you otherwise in writing.

Modifications, Waivers, Etc. No modification, waiver, deferral, or release (in whole or in part) of any party’s obligations in respect of this letter shall be effective without the prior written consent of MetLife.

Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

[Signature Page Follows]

Very truly yours,

PARLEX 7 FINCO, LLC

By:
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

Agreed and accepted this [ ] day of [ ], 201[ ]

[ ]

By:
Name:
Title:

EXHIBIT XI

FORM OF BAILEE LETTER

BAILEE LETTER

PARLEX 7 FINCO, LLC

345 Park Avenue

New York, NY 10154

[                         ], 20

Metropolitan Life Insurance Company

MetLife Real Estate Investments

10 Park Avenue

Morristown, New Jersey 07960

Attention: Michael Hofheinz

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attn: David C. Djaha, Esq.

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase Agreement, dated as of June 27, 2014 (as same has been modified, amended, or restated, from time to time, the “Repurchase Agreement”) between Parlex 7 Finco, LLC (“Seller”) and Metropolitan Life Insurance Company (“Buyer”). In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Ropes & Gray LLP (the “Bailee”) hereby agree as follows:

Seller shall deliver to the Bailee in connection with any Purchased Assets delivered to the Bailee hereunder, the custodial delivery certificate (the “Custodial Delivery Certificate”) attached hereto as Attachment 1.

On or prior to the date indicated on the Custodial Delivery Certificate delivered by Seller (the “Funding Date”), Seller shall have delivered to the Bailee, as bailee for hire, the documents set forth on Exhibit B to Attachment 1 attached thereto (collectively, the “Purchased Asset File”) for each of the Purchased Assets (each a “Purchased Asset” and collectively, the “Purchased Assets”) listed in Exhibit A to Attachment 1 attached thereto. Bailee is not obligated to review and has not reviewed the accuracy of the Purchased Asset File, other than to take an inventory of such Purchased Asset File.

The Bailee shall issue and deliver to Buyer and U.S. Bank National Association (the “Custodian”) on or prior to the Funding Date by electronic mail (a) in the name of Buyer, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the “Bailee’s Trust Receipt and Certification”) which Bailee’s Trust Receipt and Certification shall state that the Bailee has received the documents comprising the Purchased Asset File as set forth in the Custodial Delivery Certificate.

On the applicable Funding Date, in the event that Buyer fails to purchase from Seller the Purchased Assets identified in the related Custodial Delivery Certificate, Buyer shall deliver by electronic mail to the Bailee to the attention of David C. Djaha at david.djaha@ropesgray.com and Daniel L. Stanco at daniel.stanco@ropesgray.com, an authorization (the “Electronic Authorization”) to release the Purchased Asset Files with respect to the Purchased Assets identified therein to Seller. Upon receipt of such Electronic Authorization, the Bailee shall release the Purchased Asset Files to Seller in accordance with Seller’s instructions.

Following the Funding Date and the funding of the Purchase Price, the Bailee shall forward the Purchased Asset Files to the Custodian at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: Commercial Review Team, by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third (3rd) Business Day following the applicable Funding Date (the “Delivery Date”).

From and after the applicable Funding Date until the time of receipt of the Electronic Authorization or the Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody (and will forward in accordance with clause (e) above) and control of the related Purchased Asset Files as bailee for Buyer (excluding any period when the same are under the delivery process described in clause (e) above) and (b) is holding the related Purchased Assets as sole and exclusive bailee for Buyer unless and until otherwise instructed in writing by Buyer.

Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Letter or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by gross negligence or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Letter.

Seller agrees to indemnify and hold Buyer and its respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure (as defined in the Custodial Agreement) or the Bailee’s negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Letter.

Seller hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by Seller. Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as counsel to Seller in connection with a proposed transaction and Ropes & Gray LLP, has represented Seller in connection with negotiation, execution and delivery of the Repurchase Agreement.

The agreement set forth in this Bailee Letter may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

This Bailee Letter may not be assigned by Seller or the Bailee without the prior written consent of Buyer.

For the purpose of facilitating the execution of this Bailee Letter as herein provided and for other purposes, this Bailee Letter may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Electronically transmitted signature pages shall be binding to the same extent.

This Bailee Letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Very truly yours,

PARLEX 7 FINCO, LLC, Seller

By:
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

ACCEPTED AND AGREED:

ROPES & GRAY LLP, as Bailee

By:
	Name:	David C. Djaha
	Title:	Partner

ACCEPTED AND AGREED:

METROPOLITAN LIFE INSURANCE COMPANY, Buyer

By:
Name:
Title:

Attachment 1

CUSTODIAL DELIVERY CERTIFICATE

[See attached]

Attachment 2

FORM OF BAILEE’S TRUST RECEIPT AND CERTIFICATION

[                         ], 201

Metropolitan Life Insurance Company

MetLife Real Estate Investments

10 Park Avenue

Morristown, New Jersey 07960

Attention: Michael Hofheinz

Bailee	Letter, dated as of [ ], 201 (the “Bailee Letter”) among Parlex 7 Finco, LLC (“Seller”), Metropolitan Life Insurance Company ( “Buyer”) and Ropes & Gray LLP ( “Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Paragraph (c) of the Bailee Letter, the undersigned, as Bailee, hereby certifies that as to each Purchased Asset described in the Purchased Asset Schedule (Exhibit A to Attachment 1 of the Bailee Letter), a copy of which is attached hereto, it has reviewed the Purchased Asset File (Exhibit B to Attachment 1 of the Bailee Letter) and has determined that all documents listed in the Purchased Asset File are in its possession.

Bailee hereby confirms that it is holding each such Purchased Asset File as agent and bailee for the exclusive use and benefit of Buyer pursuant to the terms of the Bailee Letter.

All initially capitalized terms used herein shall have the meanings ascribed to them in the Bailee Letter.

ROPES & GRAY LLP, BAILEE

By:
	Name:	David C. Djaha
	Title:	Partner

SCHEDULE 1

PROHIBITED TRANSFEREES

All Affiliates, successors and assigns of the entities listed on this Schedule I and such other Persons indicated by Sellers from time to time and approved by Buyer, such approval not to be unreasonably withheld, shall be Prohibited Transferees, as defined and used in this Agreement.

Angelo, Gordon & Co., L.P.

Annaly Capital Management, Inc.

Apollo Commercial Real Estate Finance, Inc.

Arbor Realty Trust Inc.

Ares Commercial Real Estate Corporation

Brookfield Investment Management Inc.

Cantor Fitzgerald & Co.

CapitalSource Inc.

Children’s Investment Fund LP

Colony Financial, Inc.

CreXus Investment Corp.

Fortress Credit Corp.

Guggenheim Partners, LLC

H/2 Credit Manager LP

iStar Financial Inc.

Invesco Ltd.

KKR & Co. L.P.

Ladder Capital Securities LLC

LoanCore Capital, LLC

Lone Star U.S. Acquisitions, LLC

Macquarie Group Limited

Mesa West Capital, LLC

NCH Capital Inc.

Newcastle Investment Corp.

NorthStar Realty Finance Corp.

OZ Management LP

Pacific Investment Management Company LLC

RAIT Financial Trust

Redwood Trust Inc.

Rialto Capital Management, LLC

SL Green Realty Corp.

Square Mile Capital Management, LLC

Starwood Capital Group

Starwood Property Trust, Inc.

TPG Capital Management, L.P.

Winthrop Capital Management, LLC

S-1